    As filed with the Securities and Exchange Commission on February  , 2001

                                                        Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                            SYNDICATIONNET.COM, INC.
                 (Name of small business issuer in its charter)
                                 ---------------

         Delaware                   57-2218873                  8742
(State or other jurisdiction    (I.R.S. Employer          (Primary Standard
      of incorporation        Identification Number)  Industrial Classification
      or organization)                                      Code Number)

                                 ---------------

                            SyndicationNet.com, Inc.
                              The Hartke Building
                               7637 Leesburg Pike
                          Falls Church, Virginia 22043
                                 703/ 748-3480
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)

                             Vance Hartke, President
                               The Hartke Building
                               7637 Leesburg Pike
                          Falls Church, Virginia 22043
                                  703/ 748-3480
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Cassidy & Associates
                               1504 R Street N.W.
                             Washington, D.C. 20009
                                  202/387-5400
                                 ---------------
        Approximate Date of Commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                                Proposed           Proposed
                                  Amount         Maximum            Maximum        Amount of
Title of Each Class of             to be     Offering Price        Aggregate      Registration
Securities to be Registered     Registered      Per Share        Offering Price      Fee(2)
---------------------------    -----------    -------------      ---------------    ------
Common stock held by
selling security
holders                          561,500        $.0001(1)            $56.15          $1.00

Total                            561,500        $.0001               $56.15          $1.00

---------

(1) There is no current market for the securities and the price at which the shares held by the selling securityholders will be sold is unknown. The book value of the registrant is a negative number and, as such, pursuant to Rule 457(f)(2) the registration fee is based upon the par value, $.0001 per share, of the registrant's common stock.

(2)  Paid by electronic transfer.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

 PROSPECTUS                  Subject to Completion, Dated                , 2001

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                            SYNDICATIONNET.COM, INC.

  561,500 shares of common stock to be sold by certain selling securityholders

     This prospectus relates to the offer and sale of 561,500 shares of SyndicationNet.com, Inc.'s ("SyndicationNet") common stock, par value $.0001 per share, by certain selling securityholders.

     There has been no market for SyndicationNet's common stock and a public market may not develop, or, if any market does develop, it may not be sustained.

     The shares will become tradeable on the effective date of this prospectus. The selling securityholders will receive the proceeds from the sale of their shares and SyndicationNet will not receive any of the proceeds from such sales. The selling securityholders directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. See "Plan of Distribution." The selling securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares being offered for sale.

These securities involve a high degree of risk. See "Risk Factors" contained in this prospectus beginning on page 7.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                                    Underwriting Discounts   Proceeds to Company
              Price to Public(1)      and Commissions(2)      or Other Persons
--------------------------------------------------------------------------------
 Per Share         Unknown                    $ 0                   (3)
--------------------------------------------------------------------------------
   Total           Unknown                    $ 0                   (3)
--------------------------------------------------------------------------------

(1) All the shares are being sold by the selling securityholders in separate transactions at prices to be negotiated at that time.
(2) The shares are being sold by the selling securityholders and SyndicationNet has no agreements or understandings with any broker or dealer for the sales of the shares. A selling securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to that broker-dealer, if any, will be determined at that time. Prior to the involvement of any broker-dealer, that broker-dealer must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. In that event, SyndicationNet will file a post-effective amendment identifying the broker-dealer(s).
(3) SyndicationNet will not receive any proceeds from the sale of the shares.

     One or more broker-dealers may be the principal market makers for the shares being offered. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market makers, if commenced, may subsequently be discontinued.


                      Prospectus dated February __, 2001

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by SyndicationNet. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of SyndicationNet since the date of this prospectus. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
Prospectus Summary.........................................................  1
Risk Factors...............................................................
 -SyndicationNet is currently operating at a loss..........................
 -SyndicationNet may need to raise additional funds in the future for its operations and if it is unable to raise additional financing,
   SyndicationNet may not be able to support its operations.  .............
 -SyndicationNet may obtain additional capital primarily through the issuance of preferred stock which may have an adverse effect on the rights of holders of its common stock  .................................
 -There is no current trading market for SyndicationNet's securities and, if a trading market does not develop, purchasers of its securities may have difficulty selling their shares  ...................
 -SyndicationNet may issue additional shares of its common stock which would reduce investors percent of ownership and may dilute
   SyndicationNet's share value............................................
 -The possibility of SyndicationNet issuing preferred stock with certain preferences may depress market price of the common stock........
 -The possibility of issuing preferred stock for anti-takeover effect could prevent takeovers favored by shareholders.........................
 -Additional shares entering market pursuant to Rule 144 without additional capital contribution.........................................
 -Management and affiliates own enough shares to control shareholder vote..
 -SyndicationNet has never paid dividends..................................
 -Officers and directors have limited liability and have indemnity rights .
 -Selling securityholders may sell securities at any price or time ........
 -Penny stock regulation may impair shareholders' ability to sell
   SyndicationNet's stock .................................................
 -SyndicationNet does not have funds currently available for acquisitions..
 -Limited operating history on which to make an investment decision........
 -Limited time available for management team to devote affairs of
   SyndicationNet..........................................................
 -Limited experience which may diminish appeal to potential affiliated companies...............................................................
 -SyndicationNet's acquisition strategy may involve speculative investments.............................................................
 -Dependence on key personnel..............................................
 -Dependence on the valuations of Internet-related companies...............
 -Competition .............................................................
 -Compliance with the Investment Company Act...............................
 -Government regulations and legal uncertainties ..........................
 -The availability of lumber...............................................
 -Cycles affecting prices..................................................
 -Dependence on one customer...............................................
Disclosure Regarding Forward Looking Statements............................
Business...................................................................
Use of Proceeds............................................................
Management's Discussion and Analysis of Financial Condition
 and Results of Operations.................................................
Management.................................................................
Security Ownership Of Certain Beneficial Owners and Management.............
Selling Securityholders....................................................
Certain Relationships and Related Transactions.............................
Description of Securities..................................................

Plan of Distribution.......................................................
Legal Matters..............................................................
Experts....................................................................
Additional Information.....................................................
Index to Financial Statements.............................................. F-1

                               -------------------


Dealer Prospectus Delivery Obligation

Until _______, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     The following is a summary of certain information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

Risk Factors

     There are substantial risk factors involved in investment in SyndicationNet. An investment in SyndicationNet is speculative and investors may not receive any return from their investment. See "Risk Factors".

SyndicationNet

     SyndicationNet.com, Inc., a Delaware corporation, is a start-up holding company which was formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage Internet business to business ("B2B") or e-commerce businesses. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

Selling Securityholders

     This prospectus relates to the registration for sale of the securities held by thirty-five securityholders of SyndicationNet. These securityholders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents, dealers or representatives to be designated from time to time. SyndicationNet will not receive any proceeds from the sale of the securities by the selling securityholders.

Trading Market

     There is currently no trading market for the securities of SyndicationNet. SyndicationNet intends to apply initially for its securities to be traded in the over-the-counter market on the OTC Bulletin Board or, if and when qualified, on the Nasdaq SmallCap Market. SyndicationNet may not now or ever qualify for listing of its securities on the OTC Bulletin Board and may not now or at any time in the future qualify for quotation on the Nasdaq SmallCap Market.

Selected Financial Data

     The following table sets forth the selected consolidated financial data for SyndicationNet for the period indicated below. The financial information set forth below is derived from, and should be read in conjunction with, the more detailed financial statements (including the notes thereto) appearing elsewhere in this prospectus.

                                Year Ended     Year Ended          9 Months
                               December 31,    December 31   Ended September 30,
                                   1998           1999               2000
                              --------------------------------------------------
Income Statement Items:                                          (Unaudited)
-----------------------


Sales                          $4,494,708        $5,597,676         $5,484,273
Cost of sales                   4,403,509         5,526,429          5,448,258
Gross margin                       91,199            71,147             36,015
Operating Loss                    (83,902)         (186,318)          (320,714)

Balance Sheet Items
-------------------

Total current assets                                493,420            583,691
Total assets                                        496,150            585,738
Current liabilities                                 962,524            936,899

     The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to SyndicationNet's financial statements and the report related thereto from HJ & Associates LLC for the year ended December 31, 1998 and 1999 and the unaudited nine months ending September 30, 2000.

                                  RISK FACTORS

The securities offered hereby are speculative in nature and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors, as well as all of the other information set forth elsewhere in this prospectus and the information contained in the financial statements, including all notes thereto.

Special note regarding forward-looking statements

     This prospectus may contain certain forward-looking statements and information relating to SyndicationNet that are based on its beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of its business strategy and expectations concerning its market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to SyndicationNet or its principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to its operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.

General Risk Factors

SyndicationNet is currently operating at a loss

     SyndicationNet currently operates at a loss. Syndication's operations are subject to the risks and competition inherent in the establishment of a new business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether SyndicationNet will be able to effectively evaluate the overall quality and industry expertise of potential acquisition candidates, whether it will have the funds to provide seed capital and mezzanine financing to e-commerce and Internet-related companies and whether it can develop and implement business models that capitalize on the Internet's ability to provide solutions to traditional companies. SyndicationNet may not achieve its business objectives and the failure to achieve such goals would have an adverse impact on it.

SyndicationNet may need to raise additional funds in the future for its operations and if it is unable to raise additional financing, SyndicationNet may not be able to support its operations.

     SyndicationNet is operating at a loss and may need additional funds to support its operations. SyndicationNet may seek additional capital through an offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. SyndicationNet has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If SyndicationNet needs to obtain additional financing, financing may not be available from any source, or not available on terms acceptable to SyndicationNet, and any future offering of securities may not be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of SyndicationNet's outstanding common stock. SyndicationNet could suffer adverse consequences if it is unable to obtain additional capital when needed.

SyndicationNet may obtain additional capital primarily through the issuance of preferred stock which may have an adverse effect on the rights of holders of its common stock .

     SyndicationNet may, without further action or vote by its shareholders, designate and issue additional shares of SyndicationNet preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of SyndicationNet or the removal of its management more difficult and defeat hostile bids for control of SyndicationNet which bids might have provided shareholders with premiums for their shares.

There is no current trading market for SyndicationNet's securities and, if a trading market does not develop, purchasers of its securities may have difficulty selling their shares.

     There is currently no established public trading market for SyndicationNet's securities. A trading market in SyndicationNet's securities may never develop or, if developed, it may not be able to be sustained. SyndicationNet intends to apply for admission to quotation of its securities on the OTC Bulletin Board and, if and when qualified, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. If for any reason SyndicationNet's common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. Various factors, such as SyndicationNet's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of SyndicationNet's securities.

SyndicationNet may issue additional shares of its common stock which would reduce investors percent of ownership and may dilute SyndicationNet's share value.

     SyndicationNet's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock. The future issuance of all or part of SyndicationNet's remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by SyndicationNet's then existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by SyndicationNet's investors, and might have an adverse effect on any trading market for its common stock should a trading market develop for SyndicationNet's securities.

The possibility of SyndicationNet issuing preferred stock with certain preferences may depress market price of the common stock

     SyndicationNet's Certificate of Incorporation authorizes 20,000,000 shares of non-designated preferred stock which it may issue from time to time by action of the board of directors. However, the board of directors may designate voting and other preferences without shareholder consent which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the board of directors to issue stock without shareholder consent may have a depressive effect on the market price of SyndicationNet's common stock even prior to any designation or issuance of the preferred stock.

The possibility of issuing preferred stock for anti-takeover effect could prevent takeovers favored by shareholders

     The board of directors has the authority, without further approval of SyndicationNet's stockholders, to issue preferred stock, having the rights, preferences and privileges as the board of directors may determine. Preventing a change in control of the company could have the effect of preventing shareholders from receiving a premium price for their shares or may prevent a takeover which some of the shareholders favor because they might perceive it would result in better management of the company.

Additional shares entering market pursuant to Rule 144 without additional capital contribution

     An increase in the number of shares of SyndicationNet available for public sale without any increase to SyndicationNet's capitalization could decrease the market price of its shares. After a one-year holding period restricted shares of SyndicationNet will become eligible for trading pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission without any additional payment to the company or any increase to SyndicationNet's capitalization.

     Of the 10,781,750 shares of common stock currently outstanding, 561,500 shares are registered in the registration statement of which this prospectus is a part. Affiliates of SyndicationNet will be subject to the limitations of Rule 144, including its volume limitations in the sale of their shares. An aggregate of 8,655,290 of the outstanding shares of SyndicationNet are held by officers, directors, affiliates and entities controlled by them and are subject to the limitations of Rule 144 including the shares held by affiliates which are registered in this registration statement of which this prospectus is a part. See "Plan of Distribution-Sales by Affiliates".

Management and affiliates own enough shares to control shareholder vote

     SyndicationNet's executive officers, directors, affiliates and entities controlled by them own approximately 80.2% of the outstanding common stock. As a result, these executive officers and directors will control matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending SyndicationNet's Certificate of Incorporation or other material corporate actions.

SyndicationNet has never paid dividends

     Investors can not expect to receive a return on their stock investment in the form of a dividend. SyndicationNet has never paid cash dividends on its common stock and no cash dividends are expected to be paid on the common stock in the foreseeable future. SyndicationNet anticipates that for the foreseeable future all of its cash resources and earnings, if any, will be retained for the operation and expansion of its business.

Officers and directors have limited liability and have indemnity rights

     The Certificate of Incorporation and By-Laws of SyndicationNet provide that SyndicationNet indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. SyndicationNet's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which the officers and directors operate SyndicationNet's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of SyndicationNet and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

Selling securityholders may sell securities at any price or time

     After effectiveness of this registration statement, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without being subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling securityholders could have an adverse effect upon the public market for the common stock, should one develop. See "Plan of Distribution-Sales by Selling Securityholders".

Penny stock regulation may impair shareholders' ability to sell SyndicationNet's stock

     If trading in SyndicationNet's stock begins, its common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges. Penny stocks are subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors and these additional requirements may restrict the ability of broker-dealers to sell a penny stock. See "Description of Securities-Penny Stock Regulation".

SyndicationNet does not have funds currently available for acquisitions

     SyndicationNet does not currently have funds reserved or available for the acquisition of interests in or for the creation of Internet or e-commerce businesses. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. SyndicationNet will need to raise funds in order to commence its business plan.

Limited operating history on which to make an investment decision

     SyndicationNet has a limited operating history upon which an investor may evaluate making an investment in SyndicationNet. Accordingly, in reviewing the actual operating results of SyndicationNet, an investor will only be able to examine the operating results of SyndicationNet's wholly-owned subsidiary in making an investment decision. While SyndicationNet intends to acquire Internet related businesses in exchange for cash or the issuance of securities, no acquisitions have been consummated and no future acquisitions may be consummated.

Limited time available for management team to devote affairs of SyndicationNet

     SyndicationNet intends that its management team will identify companies that are positioned to succeed and to assist those companies with financial, managerial and technical support. SyndicationNet's management team consists of individuals who are concurrently involved in other activities and careers and will be spending only a limited amount of time on the affairs of SyndicationNet.

Limited experience which may diminish appeal to potential affiliated companies

     SyndicationNet has no experience in assisting development stages Internet or e-commerce businesses nor in establishing a network of affiliated network B2B companies. This lack of experience may diminish the appeal of the services offered by SyndicationNet to potential development stage companies.

SyndicationNet's acquisition strategy may involve speculative investments

     SyndicationNet's success depends on its ability to develop or select companies that will be ultimately successful. If SyndicationNet consummates an acquisition of an Internet related company, economic, governmental, and internal factors outside SyndicationNet's control may affect the results of operations of such acquired company. SyndicationNet intends to seek out companies in the early stages of their development with limited operating history, little revenue and possible losses. If SyndicationNet becomes affiliated with such entities and they do not succeed, the value of SyndicationNet's assets, its results of operations and the price of SyndicationNet's common stock could decline.

Dependence on key personnel

     SyndicationNet's success in achieving its growth objectives is dependant to a substantial extent upon the continuing efforts and abilities of certain key management personnel, including the efforts of retired United States Senator Vance Hartke, SyndicationNet's President, as well as other executive officers and management. SyndicationNet does not have employment agreements with any of its executive officers. The loss of the services of any of the executive officers may have a material adverse effect on SyndicationNet's business, financial condition, results of operations and liquidity. SyndicationNet can give no assurance that it will be able to maintain and achieve its growth objectives should SyndicationNet lose any or all of these individuals' services. SyndicationNet does not maintain key-man life insurance for any of its officers.

Dependence on the valuations of Internet-related companies

     SyndicationNet's strategy will involve consulting with start-up companies and assisting them in their business development thereby creating value for SyndicationNet's shareholders. SyndicationNet may also take advantage of various potential business acquisition opportunities through the issuance of SyndicationNet's securities. The development of the Internet and electronic commerce market is in its early stages. If widespread commercial use of the Internet does not continue to develop, the Internet companies that SyndicationNet will seek to acquire may not succeed. SyndicationNet's success is further dependent on the acceptance by the public and private capital markets of Internet-related companies. If the capital markets for Internet-related companies or the initial public offerings of those companies weakens for an extended period of time, SyndicationNet may not be able to raise capital or take its acquired companies public as a means of creating shareholder value.

Competition

     The market to acquire interests in development stage Internet companies is highly competitive. Many of SyndicationNet's competitors may have more experience identifying and acquiring equity interests in Internet companies and have greater financial, research and management resources than SyndicationNet. In addition, SyndicationNet may encounter substantial competition from new market entrants. Some of SyndicationNet's current and future competitors may be significantly larger and have greater name recognition than SyndicationNet. Many investment-oriented entities have significant financial resources which may be more attractive to entrepreneurs of development stage companies than obtaining SyndicationNet's consulting, management skills and networking services. There can be no assurance that SyndicationNet will be able to compete effectively against such competitors in the future.

Compliance with the Investment Company Act

     SyndicationNet's ownership interest in companies that it seeks to consult with and/or acquire could result in SyndicationNet being classified as an investment company under the Investment Company Act of 1940. If SyndicationNet is required to register as an investment company, then it will incur substantial additional expenses as the result of the Investment Company Act of 1940's record keeping, reporting, voting, proxy disclosure and other legal requirements. SyndicationNet has obtained no formal determination from the Securities and Exchange Commission as to its status under the Investment Company Act of 1940. Any violation of such Act could subject SyndicationNet to material adverse consequences. In the event SyndicationNet engages in business combinations which result in it holding passive investment interests in a number of entities, SyndicationNet could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the businesses whose securities are held. In such event, SyndicationNet would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Restrictions on transactions between an investment company and its affiliates under the Investment Company Act of 1940 would make it difficult, if not impossible, for SyndicationNet to implement its business strategy of actively managing, operating and promoting collaboration among SyndicationNet's to be acquired network of affiliated entities.

Government regulations and legal uncertainties

     Currently, there are few laws or regulations directed specifically at electronic commerce. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. New laws and regulations may cover issues such as the collection and use of data from Web site visitors and related privacy issues, pricing, content, copyrights, distribution and quality of goods and services. The enactment of any additional laws or regulations may impede the growth of the Internet and place additional financial burdens on SyndicationNet's business and the businesses of the companies that may be acquired in the future. Laws and regulations directly applicable to Internet businesses and electronic communication are becoming more prevalent. For example, the United States Congress enacted laws regarding online copyright infringement and the protection of information collected online from children. Although these laws may not have a direct adverse effect on SyndicationNet's business, they add to the legal and regulatory burden faced by Internet companies.

     There can be no assurance that existing laws and regulations which are not currently applicable to SyndicationNet will not be interpreted more broadly in the future so as to apply to SyndicationNet's existing activities or that new laws and regulations will not be enacted with respect to SyndicationNet's activities, either of which could have a material adverse effect on SyndicationNet's business, financial condition, results of operations and liquidity.

Special Risk Factors Involving Subsidiary

The availability of lumber

     The availability and costs of obtaining softwood and hardwood lumber are critical elements for the SyndicationNet's subsidiary, Kemper, to continue to operate its business operations. The supply of trees of acceptable size for the production of utility poles and has decreased in recent years in relation to the demand, and accordingly, prices have increased. Moreover, the supply of timber, and therefore lumber, is significantly affected by the availability of timber from public lands, particularly in the Pacific Northwest. In response to environmental concerns, the United States government has, over recent years, reduced the amount of timber offered for sale. SyndicationNet can give no assurance that it will be able to source wood raw materials at economic prices in the future.

Cycles affecting prices

     The demand for, and prices of, timber and manufactured wood products, including lumber, are affected primarily by the cyclical supply and demand factors of the forest products industry. The factors that may affect the price of timber that are outside the control of Kemper include general economic conditions, interest rates, residential construction activities and the weather conditions for harvesting timber.

Dependence on one customer

     Kemper currently has one major customer which accounts for 100% of its revenues. Although Kemper is continually negotiating contracts with potential customers, a loss of its only customer would greatly affect the operating results of Kemper and of SyndicationNet.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding SyndicationNet's financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for SyndicationNet's services, products, marketing and pricing factors are all forward-looking statements. When SyndicationNet uses words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," SyndicationNet is making forward-looking statements. SyndicationNet believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date of this prospectus, but SyndicationNet cannot give any assurances that these assumptions and expectations will prove to have been correct or that SyndicationNet will take any action that it may presently be planning. SyndicationNet has disclosed certain important factors that could cause its actual results to differ materially from its current expectations under "Risk Factors" and elsewhere in this prospectus. SyndicationNet is not undertaking to publicly update or revise any forward-looking statement if it obtains new information or upon the occurrence of future events or otherwise.


                            SYNDICATIONNET.COM, INC.
Business

     SyndicationNet.com, Inc., a Delaware corporation, is a start-up holding company which was formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage Internet business to business ("B2B"), e-commerce businesses and/or traditional brick and mortar businesses. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

     SyndicationNet currently has one wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Kemper is engaged in the retail brokerage business of preservative treated lumber such as utility poles, bridge pilings, timber and guardrail posts. Kemper is also developing computer software applications that will enable Kemper to manage on-line bidding for the treatment, sale and shipment of processed wood.

     SyndicationNet was originally incorporated in Delaware on March 24, 1999 under the name Algonquin Acquisition Corporation. In August 1999, Algonquin changed its name to Life2K.com, Inc. On August 16, 1999, Life2K.com, Inc. acquired all the outstanding shares of Kemper Pressure Treated Forest Products, Inc., an operating Mississippi company. On October 13, 2000 Life2K.com, Inc. was acquired by Generation Acquisition Corporation, a public reporting company, as a wholly-owned subsidiary. Subsequently, Life2K.com, Inc. was merged with and into Generation Acquisition Corporation which simultaneously changed its name to SyndicationNet.com, Inc.

     SyndicationNet is headquartered at the Hartke Building, 7637 Leesburg Pike, Falls Church, Virginia 22043.

The Market

     SyndicationNet believes that the Internet's substantial growth has created a market opportunity to facilitate the activities of electronic commerce. As Internet-based network reliability, speed and security continue to improve, and as more businesses are connected to and familiar with the Internet, traditional "brick and mortar" businesses are beginning to use the Internet to conduct e-commerce and to create new revenue opportunities by enhancing their interactions with new and existing customers. Businesses are also using the Internet to increase efficiency in their operations through improved communications, both internally and with suppliers and other business partners. SyndicationNet's management team believes that it can offer development stage Internet companies strategic guidance regarding business model development, market positioning, management selection, day-to-day operational support and the introduction to strategic investors that start-up companies often need to fulfill their business objectives.

Marketing

     SyndicationNet, primarily through the marketing efforts of its executive officers, directors and consultants, intends to locate B2B Internet-related companies and/or traditional brick and mortar businesses for which SyndicationNet will act as a general corporate consultant and intends to locate development stage companies as acquisition candidates. SyndicationNet's management team, led by retired United States Senator Vance Hartke, hopes to take advantage of the resources of its directors, specifically in the areas of accounting, e-commerce, finance and politics, to enable SyndicationNet to consult with, acquire and integrate B2B e-commerce companies and/or traditional brick and mortar businesses and to leverage SyndicationNet's collective management resources and experiences. SyndicationNet intends to actively explore synergistic opportunities such as cross marketing efforts within the network of companies it will consult with or acquire.

Strategy and Objectives

     SyndicationNet believes that it can add value to development stage B2B e-commerce Internet-related companies and/or traditional brick and mortar businesses by providing seed-capital and SyndicationNet may take advantage of various potential business acquisition opportunities through the issuance of SyndicationNet's securities. SyndicationNet believes it can further assist them in the following areas:

     - to develop and implement business models that capitalize on the Internet's ability to provide solutions to traditional companies;

     - to build a corporate infrastructure including a management team, a qualified sales and marketing department, information technology, finance and business development;

     - to assist them in their ability to manage rapid growth and flexibility to adopt to the changing Internet marketplace and technology;

     - to assist them in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements and other corporate transactions; and

     -to advise them in matters related to corporate finance, financial reporting and accounting operations.

     SyndicationNet believes that its management team is qualified to identify companies that are positioned to succeed. In evaluating whether to act as a consultant with a particular company or, perhaps, acquire an interest in an existing company, SyndicationNet intends to apply an analysis which includes, but is not limited to, the following factors:

          1. Industry evaluation to determine inefficiencies that may be alleviated through Internet or e-commerce use and will evaluate the profit potential, the size of the market opportunity and the competition that exists for that particular industry.

          2. Target company evaluation to determine if the target company has the products, services and skills to become successful in its industry.

          3. Overall quality and industry expertise evaluation of a potential acquisition candidate in deciding whether to acquire a target company. If the target company's management skills are lacking, a determination will be made as to whether a restructuring of its corporate infrastructure is feasible and, if done so, whether it would be successful.

          4. Evaluation of SyndicationNet's equity position in a target company and extent that SyndicationNet will be able to exert influence over the direction and operations of the development stage company.

          5. As a condition to any acquisition, SyndicationNet intends to require representation on the company's board of directors to ensure its ability to provide active guidance to the acquired company. SyndicationNet intends to structure its acquisitions to permit the acquired company's management and key personnel to retain an equity stake in the company.

     SyndicationNet believes that it has the ability to complete acquisitions and investments quickly and efficiently. SyndicationNet intends that after acquiring an interest in a development company, it will participate in follow-on financing if needed.

Competition

     The market to acquire interests in development stage Internet companies is highly competitive. Many of SyndicationNet's competitors may have more experience identifying and acquiring equity interests in Internet companies and have greater financial, research and management resources than SyndicationNet. In addition, SyndicationNet may encounter substantial competition from new market entrants. Some of SyndicationNet's current and future competitors may be significantly larger and have greater name recognition than SyndicationNet. Many investment oriented entities have significant financial resources which may be more attractive to entrepreneurs of development stage companies than obtaining the SyndicationNet's consulting, management skills and networking services. There can be no assurance that SyndicationNet will be able to compete effectively against such competitors in the future.

Customers

     On September 19, 2000, SyndicationNet entered into a Services and Consulting Agreement with Tri-State Metro Territories, Inc, a Delaware corporation ("Tri-State") in the business of selling franchised hair coloring salon units. SyndicationNet was retained as Tri-State's consultant to assist in the management, development, sales, and marketing of "haircolorxpress", its franchised hair coloring salon units, in the District of Columbia, Virginia, Maryland and Delaware. SyndicationNet will be compensated from Tri-State at an hourly rate of $150 to $250. SyndicationNet received an initial retainer of $50,000 to be applied toward its hourly fees. The agreement is for a term of twenty years with up to four 5-year extensions.

Kemper Pressure Treated Forest Products, Inc.

     SyndicationNet's wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. ("Kemper") was incorporated on December 28, 1987 under the state laws of Mississippi. Kemper was organized to procure, buy, sell and harvest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets. On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment with Electric Mills Wood Preserving, Inc., a Mississippi company, under which it sold all of its assets and reassigned its lease related to its manufacturing enterprise. Currently Kemper acts as a retail broker of treated timber, having eliminated virtually all of its manufacturing capacities.

     Kemper markets, distributes and arranges transportation for its treated pine and hardwood lumber products which are used for utility poles, transmission poles, pilings, bridge timbers, mining ties and guardrail posts. Kemper, in working with the utility industry, procures two classifications of lumber poles:
(i) distribution poles which are typically used for electricity, cable, telephone and other wires and (ii) transmission poles capable of carrying high voltage electricity.

     Kemper currently engages the services of a third party supplier, Electric Mills Wood Preserving, Mississippi, which provides 100% of Kemper's wood treating and procurement services on a purchase order basis. Management believes that, if needed, other suppliers could provide these services on comparable terms. A change in suppliers could, however, cause a delay in manufacturing and a possible loss of sales, which would adversely affect Kemper's results of operations.

     Kemper currently has one customer, Shelby County Forest Products, Inc., Tacoma, Washington, which accounts for 100% of Kemper's revenues. Although Kemper's management team is continually negotiating contracts with potential customers, a loss of its current customer could have a material adverse affect on Kemper's results of operations.

Employees

     As of February 1, 2001 SyndicationNet had three full time employees and one consultant. SyndicationNet's success depends to a large extent upon the continued services of SyndicationNet's key managerial and technical employees. The loss of such personnel could have a material adverse effect on SyndicationNet's business and its results of operations. See "Risk Factors".

Physical Facilities and Offices

     SyndicationNet is headquartered in the Hartke Building located at 7637 Leesburg Pike, Falls Church, Virginia 22043. Retired United States Senator Vance Hartke, the president of SyndicationNet and the owner of the Hartke Building, has granted SyndicationNet use of office space in the Hartke Building on a rent-free basis. SyndicationNet projects that such office space should be sufficient for its anticipated needs for the foreseeable future.

     SyndicationNet's telephone number is 703/748-3480 and its fax number is 703/790-5435.

Transfer Agent

     SyndicationNet's transfer agent is StockTrans, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.


                                 USE OF PROCEEDS

     The shares of common stock covered by this prospectus are to be sold by SyndicationNet's shareholders and SyndicationNet will not receive any proceeds from such sales.


                                 DIVIDEND POLICY

     SyndicationNet has not paid any cash dividends on its common stock since inception and SyndicationNet does not anticipate paying any cash dividends on its common stock in the foreseeable future. SyndicationNet intends to retain future earnings, if any, to finance the expansion and development of its business. SyndicationNet's board of directors will determine, in its sole discretion, whether to declare any dividends on SyndicationNet's common stock in the future, based on its earnings, capital requirements, financial position, general economic conditions, and other relevant factors then existing.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to provide an analysis of SyndicationNet's financial condition and plan of operation and should be read in conjunction with SyndicationNet's financial statements and the notes thereto. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for the growth of SyndicationNet, trends in the results of SyndicationNet's development, anticipated development plans, operating expenses and SyndicationNet's anticipated capital requirements and capital resources. SyndicationNet's actual results could differ materially from the results discussed in the forward-looking statements.

     Although SyndicationNet believes that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to be correct.

General

     SyndicationNet.com, Inc., a Delaware corporation (the "Company"), is a start-up holding company which was formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage businesses. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

     SyndicationNet currently has one wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Kemper is engaged in the retail brokerage business of preservative treated lumber such as utility poles, bridge pilings, timber and guardrail posts. Kemper is also developing computer software applications that will enable Kemper to manage on-line bidding for the treatment, sale and shipment of processed wood.

     SyndicationNet was originally incorporated in Delaware on March 24, 2000 under the name Algonquin Acquisition Corporation. In August 1999, Algonquin changed its name to Life2K.com, Inc. On August 16, 1999, Life2K.com, Inc. acquired all the outstanding shares of Kemper Pressure Treated Forest Products, Inc., an operating Mississippi company. On October 13, 2000, Life2K.com, Inc. was acquired by Generation Acquisition Corporation, a public reporting company, as a wholly owned subsidiary. Subsequently, Life2K.com, Inc. was merged with and into Generation Acquisition Corporation, which simultaneously changed its name to SyndicationNet.com, Inc.

Plan of Operation

     (i) The Company believes that it currently has enough cash on hand to enable it to operate for the next twelve months. The Company's revenues and profits, if any, will depend upon various factors, including whether the Company will be able to effectively evaluate the overall quality and industry expertise of potential acquisition candidates, whether the Company will have the funds to provide seed capital and mezzanine financing to e-commerce and Internet-related companies and whether the Company can develop and implement business models that capitalize on the Internet's ability to provide solutions to traditional companies. The Company may be materially adversely affected if it is unable to secure sufficient funds to finance its proposed acquisitions and operating costs.

     The Company, primarily through the marketing efforts of its executive officers, directors and consultants, intends to locate B2B Internet-related companies and/or traditional brick and mortar businesses for which the Company will act as a general corporate consultant and intends to locate development stage companies as acquisition candidates. Over the next twelve months, the Company's management team, led by retired United States Senator Vance Hartke, hopes to take advantage of the resources of its directors, specifically in the areas of accounting, e- commerce, finance and politics, to enable the Company to consult with, acquire and integrate B2B e-commerce companies and/or traditional brick and mortar businesses and to leverage the Company's collective management resources and experiences. The Company intends to actively explore synergistic opportunities such as cross marketing efforts within the network of companies it will consult with or acquire.

     The Company intends for its management team to identify companies that are positioned to succeed and to assist those companies with financial, managerial and technical support. Over the next 12 months the Company intends to increase revenue and gross profit margin by focusing and expanding its consulting services. It is management's belief that potential acquisition targets can be better identified and assessed for risk if the Company becomes involved with various companies on a consulting capacity. The Company's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

     On September 19, 2000, the Company entered into a Services and Consulting Agreement with Tri-State Metro Territories, Inc, a Delaware corporation ("Tri-State") in the business of selling franchised hair coloring salon units under the copy right name of "haircolorxpress". The Company was retained as Tri-State's consultant to assist in the development of management, sales, and marketing of "haircolorxpress", franchised hair coloring salon units in the District of Columbia, Virginia, Maryland and Delaware. The Company will be compensated from Tri-State at an hourly rate of $150 to $250. On November 29, 2000, the Company received an initial retainer of $50,000 to be applied toward its hourly fees. Initially the agreement is for a term of twenty years with up to four 5-year extensions. The Company hopes that it will enter into several agreements over the next 12 months that will increase consulting fees as well as open dialog for acquisition considerations.

Nine Months Ended September 30th 2000 compared to September 30th 1999 for the
-----------------------------------------------------------------------------
Company together with its wholly owned subsidiary, Kemper Pressure Treated
--------------------------------------------------------------------------
Forest Products, Inc.
---------------------

     In the third quarter ended September 30th of 2000 the Company's revenues increased by 24% to $5,484,273 up from $4,427,780 for the same nine-month period ended 1999. The increase is primarily attributed to the growth of the Company's only wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. It is the position of management that the client base of the subsidiary should expand over the next year and the trend should continue. The general operation and management expenses for the period have increased 100% to $320,714 up from $160,322 for the same nine month period ended in the fiscal year 1999. It is management's belief that the increase is primarily attributed to the one time expenses related to the Company's recent merger, filing of its registration statement and public offering efforts. The cost of combining with a reporting company, audits, legal fees, and project consulting fees attributed to the merger process and public offering efforts have been extensive, but are expected to wind down over the next 12 months. The Company reduced its debt by retiring $50,000.00 of notes and associated interest. The net effect is a 34% reduction of debt from $160,021 at the nine month period ended September, 1999, down to $105,000 for the same nine-month period ended 2000. Additional paid in capital increased $458,157 since September 30th 1999. The net effect has produced a gain of 24% in stockholders equity by reducing the deficit in stockholders equity from $(437,107) at September 30th 1999, down to $(351,161) for the same nine months from September 30th 2000. It is the belief of management that as the Company moves toward an active trading status the ability to raise capital by stock issuance to effect its business plan is enhanced.

     (ii) The Company does not expect to purchase or sell any manufacturing facilities or significant equipment over the next twelve months.

     (iii) The Company does not foresee any significant changes in the number of its employees over the next twelve months.


                                   MANAGEMENT

     The following table sets forth certain information regarding the members of SyndicationNet's board of directors and its executive officers:

         Name               Age              Position

         Vance Hartke       81            President and Director

         Mark Griffith      41            Treasurer, Secretary and Director

         Cynthia White      32            Chief Financial Officer

         Mark Solomon       45            Director

         Wayne Hartke       52            Director

         Howard B. Siegel   57            Director

     SyndicationNet's directors have been elected to serve until the next annual meeting of the stockholders of SyndicationNet and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification. SyndicationNet's Certificate of Incorporation provides that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. SyndicationNet's executive officers are appointed by and serve at the discretion of the Board. Directors receive an annual issuance of 10,000 shares of SyndicationNet's common stock for serving as directors of SyndicationNet and are repaid for expenses incurred in performing their obligations thereof.

     Senator Vance Hartke, Esq. (retired) serves as the President and a director of SyndicationNet. Retired Senator Hartke received his Juris Doctor in 1948 from Indiana University Law School. From 1956 to 1958, Senator Hartke served as the Mayor of the City of Evansville, Indiana. From 1958 to 1976, Vance Hartke served as the United States Senator from Indiana for three terms. Senator Hartke was a member of the United States Senate Finance Committee with jurisdiction over taxes, debt control, international trade, social security, welfare, health and energy, and a member of the United States Senate Commerce Committee with jurisdiction over trade and tourism, business, communication and consumer affairs.

     Former Senator Vance Hartke is a practicing attorney who currently heads "The Hartke Group", a full service family-owned advisory/consulting firm. Over a period of 30 years, Mr. Hartke has been involved with the United Nation, the World Health Organization, the Food and Agricultural Organization, the United Nations Development Program, the World Bank, U.S. Aide, the Overseas Private Investment Corporation, the Export- Import Bank, the Inter American Development Bank and various agencies of the United States Administration, the United States Senate and the United States House of Representatives.

     Senator Hartke is the co-founder of the American Trial Lawyers Association and the founder of the International Executive Service Corps. Senator Hartke currently serves as a director of Neptune Pharmaceuticals USA, Inc., a privately held company that imports and exports pharmaceutical products, and also serves as a director of Wood Holdings, Inc. and Wood Sales, Inc., privately held companies in the wood preservative industry.

     Mark Solomon, Esq. serves as Chairman of the Board of Directors of SyndicationNet. Mr. Solomon received a Bachelor of Science Degree from Nova University in 1976 and received his Juris Doctor from Nova University Law School in 1979. Mr. Solomon is a practicing attorney specializing in criminal law.

     Cynthia White serves as the Chief Financial Officer of SyndicationNet. Since October, 1991, Ms. White has owned The Accelerated Group, Inc., an accounting firm which specializes in corporate and individual taxes, audits, financial reporting and business consultation. From 1992 to 1993, Ms. White also served as the Comptroller for Optoelectronics, Inc. and prior to that she served as an accountant for Florida Business Services, Inc. and the accounting firm of James and Surman, CPA. In 1992, Ms. White received her B.A. from Florida Atlantic University with a major in accounting. Ms. White also serves as the treasurer for the Boca Raton Society for the Disabled, Inc.

     Mark Griffith serves as the Treasurer, Secretary and a director of SyndicationNet. Mr. Griffith received his Bachelor of Arts degree in History and in Education from Salisbury State University in 1984. From December 2000 to the present, Mr. Griffith has served as the senior compliance examiner for Sterling Financial Investment Group, Florida. From September 2000 to December 2000, Mr. Griffith worked as a registered securities principal with National Securities, Inc., a Florida based securities firm. From 1997 to September, 2000, Mr. Griffith served as the Chief Compliance Officer for the Agean Group, a Florida based securities firm. Prior to 1997, Mr. Griffith worked as a stockbroker for J.W. Grant and Associates.

     Wayne Hartke, Esq. serves as a director of SyndicationNet. Mr. Hartke received his Bachelor of Arts degree from the University of Pennsylvania in 1970 and received his Juris Doctor in 1973 from the California Western School of Law. Mr. Hartke, since 1978, has been a partner in the law firm of Hartke & Hartke and is currently admitted to the bars of the District of Columbia, Virginia and California. Mr. Hartke served as corporate counsel to Norris Satellite Communications, Inc. where he participated in negotiations with Sprint, Orbital Sciences Corporation, Harris Corporation and Echostar regarding satellite launch contracts. Mr. Hartke also has experience in Federal Communications Commission license applications, the development and sale of coal properties, international crude oil purchases and the acquisition and marketing of Internet domain names.

     Mr. Hartke currently serves as a director of Tong-1 Pharmaceuticals, Inc., a privately held retail chain of drug stores operating in China. Mr. Hartke also serves as a director of Wood Holdings, Inc. and Wood Sales, Inc., privately held companies in the wood preservative industry. Mr. Wayne Hartke is the son of Senator Vance Hartke, the President and a director of SyndicationNet.

     Howard S. Siegel serves as a director of SyndicationNet. Mr. Siegel received his Juris Doctor in 1969 from St. Mary's University Law School. Since 1969, Mr. Siegel has been a practicing attorney. For the past five years, Mr. Siegel has worked with the law office of Yuen & Associates, located in Houston, Texas. Prior to working for Yuen & Associates, Mr. Siegel was employed with the Internal Revenue Service, Tenneco, Inc., Superior Oil Company and Braswell & Paterson. Mr. Siegel serves as a director of Golden Triangle Industries, Inc.
(GTII), a public company traded on the Nasdaq exchange, and serves as a director for Signature Motor Cars, Inc, a privately-held company.

Director Compensation

     SyndicationNet grants each member of its Board of Directors 10,000 shares of SyndicationNet's common stock annually.

Executive Compensation

     Neither the officers nor directors of SyndicationNet have received any cash compensation or cash bonus for services rendered during 1999.

Employment Agreements

     SyndicationNet has not entered into employment agreements with any of its officers or employees. All key employees serve in their positions until further action of the President of SyndicationNet or its Board of Directors.

Consulting Agreement

     On April 7, 1999, SyndicationNet ratified a corporate services consulting agreement that Kemper had with Source Management Services, Inc. Brian Sorrentino, a significant shareholder of SyndicationNet, is the president and sole director and shareholder of Source Management. Source Management is to oversee the general activities of SyndicationNet on a day to day basis, develop and execute SyndicationNet's business plan, assist in the preparation of audits, registration statements and the listing of SyndicationNet's securities on the OTC Bulletin Board. For the fiscal year 2000, SyndicationNet has agreed to compensate Source Management the greater of $150 per hour or $17,500 per month. If and when SyndicationNet's securities are traded on any United States securities market, Source Management will receive 5% of the then outstanding shares of SyndicationNet's common stock.

Family Relationships

     Wayne Hartke, a member of SyndicationNet's Board of Directors, is the son of Vance Hartke. There are no other family relationships among SyndicationNet's directors, executive officers or other persons nominated or chosen to become officers or executive officers.

Legal Proceedings

     SyndicationNet is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

Indemnification of Officers, Directors, Employees and Agents

     SyndicationNet's Certificate of Incorporation and By-Laws provide that SyndicationNet shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify its directors, as well as any of SyndicationNet's officers or employees to whom SyndicationNet has agreed to grant indemnification.

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director

     -for breach of the director's duty of loyalty to the corporation or its stockholders;

     -for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     -under Section 174 (relating to the liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or

     -for any transaction from which the director derived an improper personal benefit.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by laws, any agreement, vote of shareholder or otherwise.

     The effect of the foregoing is to require SyndicationNet to indemnify its officers and directors for any claim arising against such person in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to SyndicationNet's best interests, and, with respect to any criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful.

     SyndicationNet has adopted a charter provision that requires it to indemnify all of the present and former directors, officers, agents and employees of SyndicationNet to the fullest extent permitted by Delaware law. In connection with SyndicationNet's indemnification obligations to such persons, SyndicationNet may make advances to cover a person's expenses provided that SyndicationNet receives an undertaking from such person to repay the advances unless the person is ultimately determined to be entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to SyndicationNet's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, SyndicationNet has been advised that in the opinion of the Securities and Exchange Commission indemnification for such liabilities is against public policy as expressed in the Securities Act and is therefore unenforceable.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the date of this prospectus regarding the beneficial ownership of SyndicationNet's common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to the exercise of warrants or options held by the named securityholder.

                                            Number of
                                              Shares          Percent of Class
                                              ------          ----------------

Vance Hartke                                  20,000               (*)
President and director
7637 Leesburg Pike
Falls Church, Virginia 22043

Mark Griffith                                 20,000               (*)
Secretary, Treasurer and director
465 N.E. 3rd Street
Boca Raton, Florida 33432

Cynthia White                                 30,000               (*)
Chief Financial Officer
7637 Leesburg Pike
Falls Church, Virginia 22043

Mark Solomon                                 104,000               (*)
Director
901 South  Federal Highway
Fort Lauderdale, Florida 22216

Wayne Hartke                                  20,000               (*)
Director
7637 Leesburg Pike
Falls Church, Virginia 22043

Howard B. Siegel                              20,000               (*)
Director
15902 South Barker Landing
Houston, Texas 77079

Dale Hill                                  4,708,366               43.6%
5056 Westgrove Drive
Dallas, Texas 75248

Brian Sorrentino                           3,732,924               34.6%
Consultant
PO Box 484
Damascus, MD 20872

All Officers and Directors                   214,000               1.98%
as a group (6 persons)

--------------------

* Represent less than 1% of the outstanding shares of SyndicationNet

(1) Based upon 10,781,750 shares of SyndicationNet's common stock issued and outstanding as of February 1, 2001.


                             SELLING SECURITYHOLDERS

     SyndicationNet is registering for offer and sale by the holders thereof 561,500 shares of common stock held by certain securityholders. The selling securityholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors"

     SyndicationNet intends to apply to have its common stock quoted on the OTC Bulletin Board; however SyndicationNet can give no assurance that its securities will be accepted for quotation thereon.

     All of the selling securityholders' shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

     The following table sets forth certain ownership of the Securities of SyndicationNet held by each person who is a selling securityholder.

                                                                           Percent of Stock Owned(1)(2)
                                       Number of             Number of     ----------------------------
                                         Shares               Shares         Prior to           After
Name and Address                         Owned            Offered Herein     Offering          Offering
-------------------------------------------------------------------------------------------------------
Frank Caravello                           10,000              10,000            (*)              (*)
13357 S.W. 42nd Street
Davie, Florida 33330

Barry Cardott                              8,000               8,000            (*)              (*)
1821 S.W. 11th Street
Ft. Lauderdale, Florida 33312

Commercial Roofing                        30,000              30,000            (*)              (*)
Analyst  Profit Sharing Plan
3 Chapel Hill Road
Oakland, New Jersey 07436

Lisa Currier                               1,000               1,000            (*)              (*)
725 SE 23rd Street
Ft Lauderdale, Florida 33316

Kim Dickinson                             10,000              10,000            (*)              (*)
5641 Vayln Rd.
Baltimore, Maryland 21228



Allen Martin Dubow                        10,000              10,000            (*)              (*)
100 Main Street
White Plains, New York 10601

Allen and Marjorie Dubow                  25,000              25,000            (*)              (*)
100 Main Street
White Plains, New York 10601

Dr. Ratti Kenta Duta                      38,000              10,000            (*)              (*)
304 West Michigan
Urbana, Illinois 61801

Alex Fenik                                 1,000               1,000            (*)              (*)
1070 NE 2nd Terrace
Boca Raton, Florida 33432

Steve Framer                               1,000               1,000            (*)              (*)
1400 SW 72nd Avenue
Plantation, Florida 33316

Joanne Framer                                750                 750            (*)              (*)
1400 SW 72nd Avenue
Plantation, Florida 33316

Robert L. Green, Jr.                     200,000             200,000            1.8%             (*)
3115 Foxhall Road N.W.
Washington, D.C. 20016

Mark Griffith(3)                          20,000               5,000            (*)              (*)
465 N.E. 3rd Street
Boca Raton, Florida 33432

Vance Hartke (3)                          20,000               5,000            (*)              (*)
7637 Leesburg Pike
Falls Church, Virginia 22043

Wayne Hartke(3)                           20,000               5,000            (*)              (*)
7637 Leesburg Pike
Falls Church, Virginia 22043

Janet L. Hender                            1,250               1,250            (*)              (*)
1618 Willow Run
Brookshire, Texas 77423

HTRG Consulting, LLC(4)                  150,000             100,000            1.39%            (*)
1712 Featherwood Street
Silver Spring, Maryland 20904

Robert Lancy                              10,000              10,000            (*)              (*)
1570 N.E. 131st Street
North Miami, Florida 33161

Crieg D. Mahlberg                         15,000              15,000            (*)              (*)
428 140th Avenue N.E.
Hamlake, Minnesota 55304


Robert Marks                                 750                 750            (*)              (*)
12883 Peters Rd
Hemstead, Texas 77445

Paul and Linda Merson                     12,500              12,500            (*)              (*)
4431 E. Country Club Circle
Plantation, Florida 33161

Howard Siegel (3)                         20,000               5,000            (*)              (*)
15902 South Barker Landing
Houston, Texas 77079

Donald Sinclair                            1,000               1,000            (*)              (*)
2180 N.W. 93rd Avenue
Pembroke Pines, Florida 33024

Donald L. Siebenmorgen                       500                 500            (*)              (*)
7623 Breas Glen
Houston, Texas 77071

Mark Solomon (3)                         104,000              30,000            (*)              (*)
901 S. Federal Highway
Fort. Lauderdale, Florida 33316

Brian Sorrentino (5)                   3,732,924              40,000            34.6%           34.2%
PO Box 484
Damascus, Maryland 20872

Steven J. Sprechman                        1,000               1,000            (*)              (*)
18305 Biscayne Blvd. #213
Miami, Florida 333160

Susan Stickley                             1,250               1,250            (*)              (*)
823 Montery Street
Coral Gables, Florida 33134

Jennifer Thompson                            500                 500            (*)              (*)
2910 Washington St
Coconut Grove, Florida 33133

David Tiralla                              2,500               2,500            (*)              (*)
1410 Armacost Rd.
Pankton, Maryland 21120

Catherin Anne Tiralla                      2,500               2,500            (*)              (*)
1410 Armacost Rd.
Pankton, Maryland 21120

Frank Vopitta                              5,000               5,000            (*)              (*)
18691 Middletown Rd
Parkton, Maryland 21120

Gregory Volpitta                           5,000               5,000            (*)              (*)
1220 Monkton Rd.
Monkton, Maryland 21111


Cynthia White (3)                         30,000              5,000             (*)              (*)
7637 Leesburg Pike
Falls Church, Virginia 22043

Helly White                                1,000              1,000             (*)              (*)
9300 SW 60th Avenue
Miami, Florida 33156

---------------------

* Represents less than 1% of SyndicationNet's outstanding shares of common stock

(1) Such figure is based upon 10,781,750 shares of common stock outstanding as of the date of this prospectus.

(2) Such figure assumes the sale of all of the shares offered by the selling securityholders.

(3) The named selling securityholder is an officer and/or director of SyndicationNet.

(4) The named shareholder entered into a consulting agreement with SyndicationNet to provide web design, internet and research services.

(5) The named shareholder is a consultant to SyndicationNet and is an owner of more than 10% of SyndicationNet's shares of common stock outstanding.

     In the event a selling securityholder receives payment from sales of their shares, SyndicationNet will not receive any of the proceeds from such sales. SyndicationNet is bearing all expenses in connection with the registration of the selling security holder's shares offered by this prospectus.

     The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling securityholder's shares offered under Rule 415, SyndicationNet has made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, SyndicationNet has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 7, 1999, SyndicationNet.com ratified a corporate service consulting agreement that Kemper had with Source Management Services, Inc. Source Management is to oversee the general activities of Kemper on a day to day basis, develop and execute Kemper's business plan, assist in the preparation of audits, registration statements and the listing of SyndicationNet.com securities on the OTC Bulletin Board. For the fiscal year 2000, SyndicationNet.com has agreed to compensate Source Management the greater of $150 per hour or $17,500 per month. If and when SyndicationNet.com's securities are traded on any United States stock exchange, Source Management will receive 5% of the outstanding shares of SyndicationNet.com's common stock.

     On March 3, 1999, SyndicationNet borrowed $100,000 from Brian Sorrentino, a greater than 5% shareholder of SyndicationNet's common stock and the principal of Source Management Services. SyndicationNet executed a promissory note for the loan amount at an interest rate of 12% per annum. The loan, due March 3, 2000, has not been paid as of the date of this filing.

     In September 1999, SyndicationNet borrowed $25,000 from Dr. Rati Kenta Dutta, a selling securityholder. Dr. Dutta agreed to cancel such loan together with any accrued interest in exchange for an aggregate of 38,000 shares of SyndicationNet's common stock which shares were issued to Dr. Dutta in August 2000.

                            DESCRIPTION OF SECURITIES

Common Stock

     SyndicationNet is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 10,781,750 shares were outstanding as of the date of this report.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of SyndicationNet, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

     Holders of common stock have no preemptive rights to purchase SyndicationNet's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

     SyndicationNet is authorized to issue 20,000,000 shares of preferred stock, $.0001 par value per share. As of the date of this prospectus, there were no shares of preferred stock outstanding. The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of SyndicationNet without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, SyndicationNet has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

Additional Information Describing Securities

     Reference is made to applicable statutes of the state of Delaware for a description concerning statutory rights and liabilities of shareholders.

Trading of Shares

     There are no outstanding options, options to purchase, or securities convertible into shares of SyndicationNet's common stock other than the securities described herein. SyndicationNet has not agreed with any shareholders, to register their shares for sale, other than for this registration. SyndicationNet does not have any other public offerings in process or proposed.

Admission to Quotation on Nasdaq SmallCap Market or OTC Bulletin Board

     If SyndicationNet meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board or the Nasdaq SmallCap Market. If SyndicationNet's securities are not quoted on the OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, SyndicationNet's securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board SyndicationNet's securities will trade on the OTC Bulletin Board until a future time, if at all, that SyndicationNet applies and qualifies for admission to quotation on the Nasdaq SmallCap Market. SyndicationNet may not now and it may never qualify for quotation on the OTC Bulletin Board or accepted for listing of its securities on the Nasdaq SmallCap Market.

     To qualify for admission to quotation on the Nasdaq SmallCap Market, an equity security must, in relevant summary,

          (1) be registered under the Exchange Act;

          (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;

          (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);

          (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;

          (5) have a minimum bid price of $4.00 per share; and

          (6) have at least 300 beneficial shareholders.

Penny Stock Regulation

     Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell SyndicationNet's common stock. The foregoing required penny stock restrictions will not apply to SyndicationNet's common stock if such stock reaches and maintains a market price of $5.00 or greater.

Reports to Shareholders

     SyndicationNet will furnish to holders of its common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. SyndicationNet may issue other unaudited interim reports to its shareholders as it deems appropriate.


                              PLAN OF DISTRIBUTION

Sales by Selling Securityholders

     After effectiveness of this prospectus, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without regard to Rule 144. Of the 561,500 shares of common stock registered in this prospectus, 95,000 shares of common stock are held by officers, directors or affiliates of SyndicationNet.

     Section 4(3) of the Securities Act provides an exemption from the registration provisions of the Securities Act for transactions by a dealer for transactions occurring within 40 days of the effective date of a registration statement for the securities or prior to the expiration of 40 days after the first date upon which the security was offered to the public.

Sales by Affiliates

     Sales of the securities by affiliates of SyndicationNet are subject to the volume limitations imposed by Rule 144 even after registration of such securities. An affiliate who holds unrestricted securities may sell, within any three month period, a number of the shares of SyndicationNet that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if SyndicationNet's securities are trading on the Nasdaq Stock Market or an exchange at some time in the future, the average weekly trading volume during the four calendar weeks prior to such sale.

Resales of the Securities under State Securities Laws

     The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the securities in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date the selling securityholders' securities will be eligible for resale in the secondary market in each state.

     If SyndicationNet meets the requirements of the OTC Bulletin Board it will apply for listing thereon. When and if it should qualify, if ever, it intends to apply for quotation of its securities on the Nasdaq SmallCap Market. SyndicationNet may not qualify for listing of its securities on the OTC Bulletin Board or may never satisfy the qualifications to be quoted on the Nasdaq SmallCap Market. If it should be accepted for listing thereon, then the underwriters may engage in passive market making transactions in SyndicationNet's common stock in accordance with Rule 103 of Regulation M.

     Following the completion of this offering, one or more broker-dealers may act as the principal market makers for the securities offered hereby. A broker-dealer acting as a market maker for a particular security will purchase and sell such securities for its own account, will maintain an inventory of such securities and may actively assist in the sale of these securities by producing research reports, recommending the security to its clients or otherwise. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market maker, if commenced, may subsequently be discontinued.

     By Rule 101 of Regulation M, participants in a distribution, including underwriters acting as market makers, are prohibited from bidding for, purchasing, or inducing the purchase of the distributed security during an applicable restricted period. Rule 103 provides an exemption to such restriction and certain distribution participants, including market makers, may engage in passive market making transactions provided the conditions of Rule 103 are met. Certain of these conditions include, among other conditions including price and volume limitations, that market maker must be acting in its capacity as a market maker and the security is one quoted on Nasdaq.


                                  LEGAL MATTERS

Legal Proceedings

     SyndicationNet is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

Legal Opinion

     Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law that the shares of common stock offered by the selling securityholders will be fully paid, validly issued and non-assessable. Cassidy & Associates has passed on the validity of the common stock offered by the selling securityholders but purchasers of such common stock should not rely on Cassidy & Associates with respect to any other matters. James M. Cassidy, a principal of Cassidy & Associates, is the beneficial shareholder of 250,000 shares of the common stock of SyndicationNet.


                                     EXPERTS

     The audited financial statements for the periods ended December 31, 1999 and 1998 included in this prospectus have been so included in reliance on the report of HJ & Associates LLC, independent accountants, given on the authority of such firm as experts in auditing and accounting.


                              AVAILABLE INFORMATION

     SyndicationNet is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intends to file reports and other information with the Commission. Reports, proxy statements and other information filed by SyndicationNet, including its registration statement, can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     SyndicationNet will provide without charge to each person who receives a copy of the prospectus which is part of this registration statement, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Vance Hartke, President, The Hartke Building, 7637 Leesburg Pike, Falls Church, Virginia 22043 or by telephone at 703/748-3480.


                          INDEX TO FINANCIAL STATEMENTS

     The audited financial statements for the periods ended December 31, 1999 and 1998 are included herein.

                            SYNDICATIONNET.COM, INC.

  561,500 shares of common stock to be sold by certain selling securityholders

                                ----------------
                                   PROSPECTUS
                                ----------------

                                     , 2001

     SyndicationNet has not authorized any dealer, salesperson or other person to provide any information or make any representations other than the information or representations contained in this prospectus. Purchasers of the securities offered hereby should not rely on any additional information or representations if made.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     .    except the common stock offered by this prospectus;

     . in any jurisdiction in which the offer or solicitation is not authorized;

     . in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

     . to any person to whom it is unlawful to make the offer or solicitation; or

     . to any person who is not a United States resident or who is outside the jurisdiction of the United States.

     The delivery of this prospectus or any accompanying sale does not imply that:

     . there have been no changes in SyndicationNet's affairs after the date of this prospectus; or

     . the information contained in this prospectus is correct after the date of this prospectus.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

                                 C O N T E N T S


Independent Auditors' Report.................................................. 3

Consolidated Balance Sheet.................................................... 4

Consolidated Statements of Operations......................................... 5

Consolidated Statements of Stockholders' Equity (Deficit)..................... 6

Consolidated Statements of Cash Flows......................................... 7

Notes to the Consolidated Financial Statements................................ 8

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Life2K.com, Inc. and Subsidiary
(Formerly Algonquin Acquisition Corporation)
Boca Raton, Florida

We have audited the accompanying consolidated balance sheet of Life2K.com, Inc. and Subsidiary (formerly Algonquin Acquisition Corporation) at December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Life2K.com, Inc. and Subsidiary (formerly Algonquin Acquisition Corporation) as of December 31, 1999 and the consolidated results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has incurred significant losses which have resulted in an accumulated deficit and a deficit in stockholders' equity, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Jones, Jensen & Company
Salt Lake City, Utah
April 17, 2000

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                           Consolidated Balance Sheet

                                     ASSETS
                                     ------

                                                                                   December 31,
                                                                                       1999
                                                                                -----------------
CURRENT ASSETS

   Cash                                                                         $           5,580
   Accounts receivable (Note 1)                                                           487,840
                                                                                -----------------

     Total Current Assets                                                                 493,420
                                                                                -----------------

PROPERTY AND EQUIPMENT - NET (Note 2)                                                       2,730
                                                                                -----------------

     TOTAL ASSETS                                                               $         496,150
                                                                                =================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                             $         785,389
   Accrued expenses (Note 3)                                                               22,135
   Notes payable - related party (Note 7)                                                 155,000
                                                                                -----------------

     Total Current Liabilities                                                            962,524
                                                                                -----------------

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock: 20,000,000 shares authorized of
    $0.0001 par value, 60,000 shares issued and outstanding                                     6
   Common stock: 100,000,000 shares authorized of $0.0001
    par value, 16,525,000 shares issued and outstanding                                     1,652
   Additional paid-in capital                                                             264,032
   Deficit accumulated during the development stage                                      (732,064)
                                                                                -----------------

     Total Stockholders' Equity (Deficit)                                                (466,374)
                                                                                -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                       $         496,150
                                                                                =================


        The accompanying notes are an integral part of these consolidated financial statements.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                      Consolidated Statements of Operations


                                                  For the Years Ended
                                                      December 31,
                                          --------------------------------------
                                                 1999              1998
                                          ------------------  -----------------

SALES                                     $        5,597,576  $       4,494,708

COST OF GOODS SOLD                                 5,526,429          4,403,509
                                          ------------------  -----------------

GROSS MARGIN                                          71,147             91,199
                                          ------------------  -----------------

OPERATING EXPENSES

   Depreciation                                          910                910
   General and administrative                        256,555            174,191
                                          ------------------  -----------------

     Total Operating Expenses                        257,465            175,101
                                          ------------------  -----------------

OPERATING LOSS                                      (186,318)           (83,902)
                                          ------------------  -----------------

OTHER INCOME (EXPENSES)

   Interest expense                                  (26,179)                (1)
   Interest income                                       277                  6
   Loss on disposal of assets                         -                  (1,393)
                                          ------------------  -----------------

     Total Other Income (Expenses)                   (25,902)            (1,388)
                                          ------------------  -----------------

NET LOSS BEFORE INCOME TAXES                        (212,220)           (85,290)

INCOME TAXES (Note 1)                                 -                  -
                                          ------------------  -----------------

NET LOSS BEFORE EXTRAORDINARY ITEM                  (212,220)           (85,290)

EXTRAORDINARY ITEM (Note 9)                           -                 332,782
                                          ------------------  -----------------

NET INCOME (LOSS)                         $         (212,220) $         247,492
                                          ==================  =================

BASIC INCOME (LOSS) PER SHARE OF COMMON
 STOCK (Note 1)

     Loss from continuing operations      $            (0.01) $           (0.01)
     Income from extraordinary items                  -                    0.02
                                          ------------------  -----------------

BASIC INCOME (LOSS) PER SHARE             $            (0.01) $            0.02
                                          ==================  =================


        The accompanying notes are an integral part of these consolidated financial statements.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
            Consolidated Statements of Stockholders' Equity (Deficit)

                                                Preferred Stock                 Common Stock            Additional
                                          -----------------------------  ---------------------------     Paid-In       Accumulated
                                             Shares         Amount          Shares         Amount        Capital         Deficit
                                          -------------   -------------  -------------  ------------   -------------  -------------

Balance, December 31, 1997                       -        $      -          16,200,000  $      1,620   $     180,880  $    (767,336)

Capital contributions, 1998                      -               -              -             -               10,690         -

Net income for the year ended
 December 31, 1998                               -               -              -             -               -             247,492
                                          -------------   -------------  -------------  ------------   -------------  -------------

Balance, December 31, 1998                       -               -          16,200,000         1,620         191,570       (519,844)

Recapitalization                                 60,000               6        312,500            31             (37)        -

Common stock issued for cash at
 $1.00 per share                                 -               -              12,500             1          12,499         -

Capital contributions, 1999                      -               -              -             -               60,000         -

Net loss for the year ended
 December 31, 1999                               -               -              -             -               -            (212,220)
                                          -------------   -------------  -------------  ------------   -------------  -------------

Balance, December 31, 1999                       60,000   $           6     16,525,000  $      1,652   $     264,032  $    (732,064)
                                          =============   =============  =============  ============   =============  =============


        The accompanying notes are an integral part of these consolidated financial statements.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                      Consolidated Statements of Cash Flows

                                                                For the Years Ended
                                                                    December 31,
                                                       -------------------------------------
                                                              1999              1998
                                                       ------------------  -----------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net income (loss)                                   $         (212,220) $         247,492
   Adjustments to reconcile net loss to net cash
    used in operating activities:
     Depreciation                                                     910                910
     Loss on disposal of fixed assets                              -                   1,393
     Gain on settlement of debt                                    -                (332,783)
   Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                   (50,633)                16
     Decrease in prepaids and other current assets                 -                  32,747
     Increase in accounts payable                                  17,786             25,173
     Increase in accrued expenses                                  22,135             -
                                                       ------------------  -----------------

       Net Cash Used in Operating Activities                     (209,522)           (25,052)
                                                       ------------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Disposal of fixed assets                                        -                   2,639
                                                       ------------------  -----------------

       Net Cash Used in Investing Activities                       -                   2,639
                                                       ------------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from notes payable - related party                    155,000             -
   Proceeds from issuance of common stock                          12,500             -
   Proceeds from additional capital contribution                   60,000              6,140
                                                       ------------------  -----------------

       Net Cash Provided by Financing Activities                  215,000              6,140
                                                       ------------------  -----------------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                   5,478            (16,273)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                          102             16,375
                                                       ------------------  -----------------

CASH AND CASH EQUIVALENTS, END OF YEAR                 $            5,580  $             102
                                                       ==================  =================

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:

   Income taxes                                        $           -       $          -
   Interest                                            $            4,044  $          -

Non-Cash Financing Activities

   Stock issued for services                           $           60,000  $          -
   Equipment contributed by shareholder                $           -       $           4,550


        The accompanying notes are an integral part of these consolidated financial statements.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Organization

              The consolidated financial statements presented are those of Life2K.com, Inc. (Life2K) and its wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. (Kemper). Collectively, they are referred to herein as the "Company". Life2K was incorporated under the name of Algonquin Acquisition Corporation on March 22, 1999 under the laws of the State of Delaware to engage in any lawful act or activity. Effective August 16, 1999, Life2K issued 16,200,000 shares of its common stock and 60,000 shares of its preferred stock in exchange for the issued and outstanding stock of Kemper.

              Kemper was incorporated on December 28, 1987 under the state laws of Mississippi. Kemper was organized to procure, buy, sell and harvest forest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets.

              On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment under which it conditionally sold all of its assets as well as reassigned its lease related to its manufacturing enterprise. From that time, Kemper has acted as a retail broker, having eliminated virtually all of its manufacturing capacity.

              At the time of the acquisition of Kemper, Life2K was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Life2K's common stock for the common stock of Kemper resulted in the former stockholders of Kemper obtaining control of Life2K. Accordingly, Kemper became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Kemper with no adjustment to the basis of Kemper's assets acquired or liabilities assumed. For legal purposes, Life2K was the surviving entity.

              b.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

              c.  Cash and Cash Equivalents

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

              d.  Accounts Receivable

              Accounts receivable are shown net of the allowance for doubtful accounts of $-0- at December 31, 1999.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              e.  Basic Income (Loss) Per Share

              The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements as follows:

                                                                         For the Years Ended
                                                                             December 31,
                                                                --------------------------------------
                                                                       1999                 1998
                                                                ------------------   -----------------

              Basic loss per share from continuing operations:

                Loss (numerator)                                $         (212,220)  $         (85,290)
                Shares (denominator)                                    16,320,411          16,200,000
                Per share amount                                $            (0.01)  $           (0.01)

              Basic income per share from extraordinary item:

                Income (numerator)                              $           -        $         332,782
                Shares (denominator)                                    16,320,411          16,200,000
                Per share amount                                $           -        $            0.02

              Basic income (loss) per share:

                Income (loss) (numerator)                       $         (212,220)  $         247,492
                Shares (denominator)                                    16,320,411          16,200,000
                Per share amount                                $            (0.01)  $            0.02

              Common stock equivalents, consisting of warrants and options, have not been included in the calculation for the year ended December 31, 1999 as their effect is antidilutive.

              There were no common stock equivalents outstanding for the year ended December 31, 1998. Accordingly, only the basic income (loss) per share has been calculated for 1998.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              f.  Change in Accounting Principle

              The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and Statement of Financial Accounting Standards No. 129 "Disclosures of Information About an Entity's Capital Structure." SFAS No. 128 provides a different method of calculating earnings per share than was previously used in accordance with APB Opinion No. 15 "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Dilutive" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. SFAS No. 129 establishes standards for disclosing information about an entity's capital structure. SFAS No. 128 and SFAS No. 129 are effective for financial statements issued for periods ending after December 15, 1997. The adoption of these two standards did not have a material impact on the Company's consolidated financial statements.

              The Financial Accounting Standards Board has also issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays with the same prominence as other financial statements. SFAS No. 131 supersedes SFAS No. 14 "Financial Reporting or Segments of a Business Enterprise." SFAS No. 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosure regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The adoption of these statements did not have a material impact on the Company's financial statements.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              In February 1998, the Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standard ("SFAS") No. 132. "Employers' Disclosures about Pensions and other Postretirement Benefits" which standardizes the disclosure requirements for pensions and other Postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information is not readily available. The adoption of this statement had no material impact on the Company's financial statements.

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of this statement had no material impact on the Company's financial statements.

              g.  Property and Equipment

              Property and equipment is recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed form the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over a period of five years.

              h.  Provision for Taxes

              At December 31, 1999, the Company had net operating loss carryforwards of approximately $720,000 that may be offset against future taxable income through 2019. No tax benefit has been reported in the consolidated financial statements because the Company believes there is a 50% or greater chance the net operating loss carryforwards will not be used. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

              i.  Principles of Consolidation

              The consolidated financial statements include those of Life2K and its wholly-owned subsidiary, Kemper.

              All material intercompany accounts and transactions have been eliminated.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              j.  Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              k.  Advertising

              The Company follows the policy of charging the costs of advertising to expense as incurred.

              l.  Revenue Recognition Policy

              Revenue is recognized upon shipment of goods to the customer.

              m.  Concentrations of Risk

              Concentration of Cash in Excess of Federally Insured Limits
              -----------------------------------------------------------

              The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

              Concentration in the Volume of Business Transacted with a
              ---------------------------------------------------------
              Particular Supplier
              -------------------

              The Company currently engages the services of only one supplier, which provides 100% of its wood treating and procurement services. Although there are a limited number of manufacturers which provide wood treating and procurement services, management believes that other suppliers could provide these services on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

              Concentration in the Volume of Business Transacted with a
              ---------------------------------------------------------
              Particular Customer
              -------------------

              The Company currently has one major customer which accounts for 100% of its revenues. Although the Company is continually negotiating contracts with potential customers, a loss of this customer could greatly affect the operating results of the Company.

NOTE 2 -      PROPERTY AND EQUIPMENT

              Property and equipment consists of the following at December 31, 1999:

              Office equipment                                $           4,550
              Accumulated depreciation                                   (1,820)
                                                              -----------------

              Net property and equipment                      $           2,730
                                                              =================

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


NOTE 2 -      PROPERTY AND EQUIPMENT (Continued)

              Depreciation expense for the years ended December 31, 1999 and 1998 was $910 and $910, respectively.

NOTE 3 -      ACCRUED EXPENSES

              At December 31, 1999, accrued expenses consist of $22,135 of interest payable associated with the related party - notes payable (Note 6).

NOTE 4 -      COMMITMENTS AND CONTINGENCIES

              On May 18, 1999, the Company entered into an agreement to acquire a reporting United States corporation with audited financial statements showing no material assets or liabilities. The Company agreed to pay $100,000 for its services in regard to the transaction. Payment of this amount is to be made as follows:

              $10,000 on execution of the agreement, $30,000 on delivery of offering materials under rules 504 and/or 506, $35,000 on the business combination and $25,000 on the filing of a Form 8-K with the Securities and Exchange Commission. If the Company does not elect to make any offerings under rules 504 or 506, then the payment due on the business combination will be $60,000.

NOTE 5 -      PREFERRED STOCK

              The shareholders of the Company have authorized 20,000,000 shares of preferred stock with a par value of $0.0001. The terms of the preferred stock are to be determined when issued by the board of directors of the Company.

              Series A
              --------

              At December 31, 1999, there are 60,000 shares of Series A preferred stock issued and outstanding. Each share of the preferred stock is non-voting and convertible on a one-for- one basis into shares of the Company's voting common stock. These shares may be converted at any time at the will of the holder and do not include any entitlement to dividends.

NOTE 6 -      STOCK TRANSACTIONS

              On October 1, 1999, the Company issued 12,500 shares of its common stock for $12,500 cash consideration.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


NOTE 7 -      NOTES PAYABLE - RELATED PARTY

              Notes payable to related parties consisted of the following at December 31, 1999:

              Note payable to a director, due on demand, plus interest
               at 12% per annum, unsecured.                                     $         105,000

              Note payable to a director, due on December 23, 1999, with interest in a flat sum amount of $6,250, unsecured. Both
               principal and interest were subsequently paid in full on
               February 15, 2000.                                                          25,000

              Note payable to a director, due on January 7, 2000, with
               interest in a flat sum amount of $6,250, unsecured.  Note is
               in default.                                                                 25,000
                                                                                -----------------

              Total notes payable to related parties                                      155,000

              Less: Current Portion                                                      (155,000)
                                                                                -----------------

              Long-Term Notes Payable to Related Parties                        $          -
                                                                                =================

              The aggregate principal maturities of notes payable to related parties are as follows:

                          Year Ended
                          December 31,                               Amount
                       -----------------                       -----------------

                              2000                             $         155,000
                              2001                                        -
                              2002                                        -
                              2003                                        -
                              2004 and thereafter                         -
                                                               -----------------

                              Total                            $         155,000
                                                               =================

NOTE 8 -      GOING CONCERN

              The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $719,564 at December 31, 1999 which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.

                         LIFE2K.COM, INC. AND SUBSIDIARY
                  (Formerly Algonquin Acquisition Corporation)
                 Notes to the Consolidated Financial Statements
                           December 31, 1999 and 1998


NOTE 8 -      GOING CONCERN (Continued)

              It is management's intent to acquire Internet and E-commerce companies as well as develop a software for online bidding services. Management believes this bidding service process will allow Kemper to bid and package contracts online for the treatment, sale and shipment of processed wood. In addition, management believes that being a publicly traded company will enhance their negotiating leverage as well as provide a source of additional funding if needed.

NOTE 9 -      EXTRAORDINARY ITEMS

              Extraordinary items for the year ended December 31, 1999 and 1998 totaling $-0- and $332,782, respectively, relate to forgiveness of debt in the settlement of various accounts payable.

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                    September 30, 2000 and December 31, 1999

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                           Consolidated Balance Sheets


                                                      ASSETS

                                                                               September 30,       December 31,
                                                                                  2000                 1999
                                                                            ------------------  ------------------
                                                                                 (Unaudited)

CURRENT ASSETS

   Cash                                                                     $           32,770  $            5,580
   Accounts receivable (Note 1)                                                        550,921             487,840
                                                                            ------------------  ------------------

     Total Current Assets                                                              583,691             493,420
                                                                            ------------------  ------------------

PROPERTY AND EQUIPMENT - NET (Note 2)                                                    2,047               2,730
                                                                            ------------------  ------------------

     TOTAL ASSETS                                                           $          585,738  $          496,150
                                                                            ================== ===================


                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                  ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                         $          812,440  $          785,389
   Notes payable - related party (Note 7)                                              105,000             155,000
   Accrued expenses (Note 3)                                                            19,459              22,135
                                                                            ------------------  ------------------

     Total Current Liabilities                                                         936,899             962,524
                                                                            ------------------  ------------------

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock: 20,000,000 shares authorized of
    $0.0001 par value, zero and 60,000 shares issued
    and outstanding, respectively                                                       -                        6
   Common stock: 100,000,000 shares authorized of
    $0.0001 par value, 17,153,250 and 16,525,000 shares
    issued and outstanding, respectively                                                 1,715               1,652
   Additional paid-in capital                                                          709,726             264,032
   Accumulated deficit                                                              (1,062,602)           (732,064)
                                                                            ------------------  ------------------

     Total Stockholders' Equity (Deficit)                                             (351,161)           (466,374)
                                                                            ------------------  ------------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                                                      $          585,738  $          496,150
                                                                            ==================  ==================

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                For the Three Months Ended           For the Nine Months Ended
                                                       September 30,                        September 30,
                                             ---------------------------------   ---------------------------------
                                                   2000             1999               2000             1999
                                             ----------------  ---------------   ---------------  ----------------

NET SALES                                    $      2,103,735  $     1,092,239   $     5,484,273  $      4,427,780

COST OF SALES                                       2,090,338        1,074,280         5,448,258         4,367,694
                                             ----------------  ---------------   ---------------  ----------------

GROSS MARGIN                                           13,397           17,959            36,015            60,086
                                             ----------------  ---------------   ---------------  ----------------

OPERATING EXPENSES

   Depreciation                                           228              228               683               683
   General and administrative                          83,898          102,750           356,046           219,725
                                             ----------------  ---------------   ---------------  ----------------

     Total Operating Expenses                          84,126          102,978           356,729           220,408
                                             ----------------  ---------------   ---------------  ----------------

LOSS FROM OPERATIONS                                  (70,729)         (85,019)         (320,714)         (160,322)
                                             ----------------  ---------------   ---------------  ----------------

OTHER INCOME (EXPENSE)

   Interest expense                                    (3,153)          (6,125)           (9,824)          (10,125)
                                             ----------------  ---------------   ---------------  ----------------

     Total Other Income (Expense)                      (3,153)          (6,125)           (9,824)          (10,125)
                                             ----------------  ---------------   ---------------  ----------------

NET LOSS BEFORE INCOME TAXES                          (73,882)         (91,144)         (330,538)         (170,447)
                                             ----------------  ---------------   ---------------  ----------------

INCOME TAXES (Note 1)                                  -                -                 -                 -
                                             ----------------  ---------------   ---------------  ----------------

NET (LOSS)                                   $        (73,882) $       (91,144)  $      (330,538) $       (170,447)
                                             ================  ===============   ===============  ================

BASIC (LOSS) PER SHARE (Note 1)              $          (0.00) $         (0.01)  $         (0.02) $          (0.01)
                                             ================  ===============   ===============  ================

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
            Consolidated Statements of Stockholders' Equity (Deficit)


                                                Preferred Stock                 Common Stock            Additional
                                          -----------------------------  ---------------------------      Paid-In      Accumulated
                                             Shares          Amount         Shares         Amount         Capital        Deficit
                                          -------------   -------------  -------------  ------------   -------------  -------------

Balance, December 31, 1998                       -        $      -          16,200,000  $      1,620   $     191,570  $    (519,844)

Recapitalization                                 60,000               6        312,500            31             (37)        -

Common stock issued for cash at
 $1.00 per share                                 -               -              12,500             1          12,499         -

Capital contributions, 1999                      -               -              -             -               60,000         -

Net loss for the year ended
 December 31, 1999                               -               -              -             -               -            (212,220)
                                          -------------   -------------  -------------  ------------   -------------  -------------

Balance, December 31, 1999                       60,000               6     16,525,000         1,652         264,032       (732,064)

Conversion of preferred shares to
 common shares (unaudited)                      (60,000)             (6)        60,000             6          -              -

Common stock issued for cash at
 approximately $0.76 per share
 (unaudited)                                     -               -             332,500            34         252,467         -

Common stock issued for cash and
 services at $0.50 per share
 (unaudited)                                     -               -              84,000             8          41,992         -

Common stock issued for services
 of $1.00 per share (unaudited)                  -               -             120,000            12         119,988         -

Common stock issued for conversion
 of debt at $0.98 per share (unaudited)          -               -              31,750             3          31,247         -

Net loss for the nine months ended
 September 30, 2000 (unaudited)                  -               -              -             -               -            (330,538)
                                          -------------   -------------  -------------  ------------   -------------  -------------

Balance, September 30, 2000
 (unaudited)                                     -        $      -          17,153,250  $      1,715   $     709,726  $  (1,062,602)
                                          =============   =============  =============  ============   =============  =============

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                For the Three Months Ended           For the Nine Months Ended
                                                       September 30,                        September 30,
                                             ---------------------------------   ---------------------------------
                                                   2000             1999              2000              1999
                                             ----------------  ---------------   ---------------  ----------------

CASH FLOWS FROM OPERATING
 ACTIVITIES

   Net loss                                  $        (73,882) $       (91,144)  $      (330,538) $       (170,447)
   Adjustments to reconcile net loss
    to net cash (used by) operating
    activities:
     Depreciation                                         228              228               683               683
     Stock issued for services and
      interest                                         -                60,000           147,000            60,000
   Changes in operating assets and
    liabilities:
     (Increase) decrease in accounts
      receivable                                       47,907          293,073           (63,081)           81,364
     Increase (decrease) in accrued
      expenses                                          3,153            6,125             3,574            10,125
     Increase (decrease) in accounts
      payable                                          (6,457)        (282,511)           27,051           (84,785)
                                             ----------------  ---------------   ---------------  ----------------

       Net Cash (Used) by Operating
        Activities                                    (29,051)         (14,229)         (215,311)         (103,060)
                                             ----------------  ---------------   ---------------  ----------------

CASH FLOWS FROM INVESTING
 ACTIVITIES                                            -                -                 -                 -
                                             ----------------  ---------------   ---------------  ----------------

CASH FLOWS FROM FINANCING
 ACTIVITIES

   Proceeds from issuance of stock                     52,500           -                267,501            -
   Proceeds from notes payable                         -                50,000            -                150,000
   Payment on notes payable                            -                -                (25,000)           -
                                             ----------------  ---------------   ---------------  ----------------

       Net Cash Provided by Financing
        Activities                                     52,500           50,000           242,501           150,000
                                             ----------------  ---------------   ---------------  ----------------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                  23,449           35,771            27,190            46,940

CASH AT BEGINNING OF PERIOD                             9,321           11,271             5,580               102
                                             ----------------  ---------------   ---------------  ----------------

CASH AT END OF PERIOD                        $         32,770  $        47,042   $        32,770  $         47,042
                                             ================  ===============   ===============  ================

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)


                                                For the Three Months Ended           For the Nine Months Ended
                                                       September 30,                        September 30,
                                             ---------------------------------   ---------------------------------
                                                   2000             1999              2000              1999
                                             ----------------  ---------------   ---------------  ----------------

SUPPLEMENTAL CASH FLOW
 INFORMATION:

Cash paid for:

   Interest                                  $         -       $        -        $         6,250  $         -
   Income taxes                              $         -       $        -        $        -       $         -

NON-CASH FINANCING ACTIVITIES:

   Common and preferred stock issued
    for services                             $         -       $        60,000   $       147,000  $         60,000
   Common stock issued for debt
    conversion                               $         -       $        -        $        31,250  $         -

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Organization

              The consolidated financial statements presented are those of Syndicationnet.com, Inc. (formerly Life2k.com, Inc.) and its wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. (Kemper). Collectively, they are referred to herein as the "Company". Life2K was incorporated under the name of Algonquin Acquisition Corporation on March 22, 1999 under the laws of the State of Delaware to engage in any lawful act or activity. Effective August 16, 1999, Life2K issued 16,200,000 shares of its common stock and 60,000 shares of its preferred stock in exchange for the issued and outstanding stock of Kemper. Pursuant to a merger agreement subsequent to September 30, 2000, the Company's name was changed to SyndicationNet.Com, Inc. (see Note 9).

              Kemper was incorporated on December 28, 1987 under the state laws of Mississippi. Kemper was organized to procure, buy, sell and harvest forest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets.

              On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment under which it conditionally sold all of its assets as well as reassigned its lease related to its manufacturing enterprise. From that time, Kemper has acted as a retail broker, having eliminated virtually all of its manufacturing capacity.

              At the time of the acquisition of Kemper, Life2K was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Life2K's common stock for the common stock of Kemper resulted in the former stockholders of Kemper obtaining control of Life2K. Accordingly, Kemper became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Kemper with no adjustment to the basis of Kemper's assets acquired or liabilities assumed. For legal purposes, Life2K was the surviving entity.

              b.  Accounting Method

              The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

              c.  Cash and Cash Equivalents

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

              d.  Accounts Receivable

              Accounts receivable are shown net of the allowance for doubtful accounts of $-0- and $-0- at September 30, 2000 and December 31,1999, respectively.

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                 Notes to the Consolidated Financial statements
                    September 30, 2000 and December 31, 1999


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              e.  Basic Loss Per Share

              The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements as follows:

                                                            For the                           For the
                                                       Three Months Ended                Nine Months Ended
                                                          September 30,                     September 30,
                                                --------------------------------  --------------------------------
                                                      2000            1999              2000             1999
                                                ---------------  ---------------  ---------------  ---------------

              Income (loss) (numerator)         $       (73,882) $       (91,144) $      (330,538) $      (170,447)

              Weighted average shares
                outstanding (denominator)            16,990,815       16,525,000       16,990,815       16,525,000
                                                ---------------  ---------------  ---------------  ---------------

              Basic loss per share              $         (0.00) $         (0.01) $         (0.02) $         (0.01)
                                                ===============  ===============  ===============  ===============

              Common stock equivalents, consisting of warrants and options, have not been included in the calculations as their effect is antidilutive.

              f.  Change in Accounting Principle

              The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and Statement of Financial Accounting Standards No. 129 "Disclosures of Information About an Entity's Capital Structure." SFAS No. 128 provides a different method of calculating earnings per share than was previously used in accordance with APB Opinion No. 15 "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Dilutive" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings of an entity, similar to fully diluted earnings per share. SFAS No. 129 established standards for disclosing information about an entity's capital structure. SFAS No. 128 and SFAS No. 129 are effective for financial statements issued for periods ending after December 15, 1997. The adoption of these two standards did not have a material impact on the Company's consolidated financial statements.

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              f.  Change in Accounting Principle (Continued)

              The Financial Accounting Standards Board has also issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays with the same prominence as other financial statements. SFAS No. 131 supersedes SFAS No. 14 "Financial Reporting or Segments of a Business Enterprise." SFAS No. 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosure regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The adoption of these statements did not have a material impact on the Company's financial statements.

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for he3dge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of this statement had no material impact on the Company's financial statements.

              g.  Property and Equipment

              Property and equipment is recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over a period of five years.

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              h.  Provision for Taxes

              The income tax benefit differs from the amount computed at federal statutory rates as follows:

                                                                                  For the Nine Months Ended
                                                                                         September 30,
                                                                            --------------------------------------
                                                                                   2000                1999
                                                                            ------------------  ------------------

              Income tax benefit at statutory rate                          $          112,000  $           58,000
              Change in valuation allowance                                           (112,000)            (58,000)
                                                                            ------------------  ------------------

                                                                            $           -       $           -
                                                                            ==================  ==================

              Deferred tax assets (liabilities) at September 30, 2000 are comprised of the following:

              Net operating loss carryforward                                                   $        1,060,000
              Depreciation                                                                                  -
                                                                                                ------------------

              Valuation allowance                                                                       (1,060,000)
                                                                                                ------------------

                                                                                                $           -
                                                                                                ==================

              At September 30, 2000, the Company has a net operating loss carryforward available to offset future taxable income of approximately $1,060,000, which will expire in 2020. If substantial changes in the Company's ownership should occur, there would also be an annual limitation of the amount of NOL carryforwards which could be utilized. No tax benefit had been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. The tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

              i.  Principles of Consolidation

              The consolidated financial statements include those of Syndicationnet.com, Inc. (formerly Life2k.com, Inc.) and its wholly-owned subsidiary, Kemper.

              Any material intercompany accounts and transactions have been eliminated.

              j.  Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)


              k.  Advertising

              The Company follows the policy of charging the costs of advertising to expense as incurred.

              l.  Revenue Recognition Policy

              Revenue is recognized upon shipment of goods to the customer.

              m.  Concentrations of Risk

              Concentration of Cash in Excess of Federally Insured Limits
              -----------------------------------------------------------

              The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

              Concentration in the Volume of Business Transacted with a
              ---------------------------------------------------------
              Particular Supplier
              -------------------

              The Company currently engages the services of only one supplier, which provides 100% of its wood treating and procurement services. Although there are a limited number of manufacturers which provide wood treating and procurement services, management believes that other suppliers could provide these services on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

              Concentration in the Volume of Business Transacted with a
              ---------------------------------------------------------
              Particular Customer
              -------------------

              The Company currently has one major customer which accounts for 100% of its revenues. Although the Company is continually negotiating contracts with potential customers, a loss of this customer could greatly affect the operating results of the Company.

              n.  Unaudited Consolidated Financial Statements

              The accompanying unaudited consolidated financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999


NOTE 2 -      PROPERTY AND EQUIPMENT

              Property and equipment consists of the following:

                                                      September 30,       December 31,
                                                          2000                1999
                                                   ------------------  ------------------
                                                        (Unaudited)

              Office equipment                     $            4,550  $            4,550
              Accumulated depreciation                         (2,503)             (1,820)
                                                   ------------------  ------------------

              Net property and equipment           $            2,047  $            2,730
                                                   ==================  ==================

              Depreciation expense for the nine months ended September 30, 2000 and the year ended December 31, 1999 was $683 and $910, respectively.

NOTE 3 -      ACCRUED EXPENSES

              At September 30, 2000 and December 31, 1999, accrued expenses consist of $19,459 and $22,135, respectively, of interest payable associated with the related party - notes payable (Note 7).

NOTE 4 -      COMMITMENTS AND CONTINGENCIES

              On May 18, 1999, the Company entered into an agreement to acquire a reporting United States corporation with audited financial statements showing no material assets or liabilities. The Company agreed to pay $100,000 for its services in regard to the transaction. Payment of this amount is to be made as follows:

              $10,000 on execution of the agreement, $30,000 on delivery of offering materials under rules 504 and/or 506, $35,000 on the business combination and $25,000 on the filing of a Form 8-K with the Securities and Exchange Commission. If the Company does not elect to make any offering under rules 504 or 506, then the payment due on the business combination will be $60,000. Through September 30, 2000, the Company had paid $50,000 in connection with the agreement.

NOTE 5 -      PREFERRED STOCK

              The shareholders of the Company have authorized 20,000,000 shares of preferred stock with a par value of $0.0001. The terms of the preferred stock are to be determined when issued by the board of directors of the Company.

                            SYNDICATIONNET.COM, INC.
                           (Formerly Life2k.com, Inc.)
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999

NOTE 5 -      PREFERRED STOCK

              Series A
              --------

              At September 30, 2000 and December 31, 1999, there were zero and 60,000 shares of Series A preferred stock issued and outstanding, respectively. On January 1, 2000, the 60,000 Series A preferred shares were converted into the shares of the Company's voting common stock.

NOTE 6 -      STOCK TRANSACTIONS

              On October 1, 1999, the Company issued 12,500 shares of its common stock for $12,500 cash consideration.

              On January 1, 2000, the Company converted 60,000 shares of Series A preferred stock into voting common stock on a one-for-one basis.

              On March 21, 2000, the Company issued 84,000 shares of its common stock at $0.50 per share for $15,000 cash consideration and services valued at $27,000.

              Through March 4, 2000, the Company issued 120,000 shares of its common stock at $1.00 per share for services valued at $120,000.

              On June 7, 2000, the Company issued 31,750 shares of its common stock for the conversion of $31,250 of debt.

              From January 1, 2000, through September 30, 2000, the Company issued 332,500 shares of common stock at an average price of $0.76 per share for $252,501 cash consideration.

NOTE 7 -      NOTES PAYABLE - RELATED PARTY

              Notes payable to related parties consisted of the following:

                                                                               September 30,       December 31,
                                                                                   2000                1999
                                                                            ------------------  ------------------
                                                                                 (Unaudited)

              Note payable to a shareholder, due on demand,
               plus interest at 12% per annum, unsecured.                   $          105,000  $          105,000

              Note payable to a shareholder, due on
               December 23, 1999, with interest in a flat
               sum amount of $6,250, unsecured.                                         -                   25,000

              Note payable to a shareholder, due on January 7,
               2000, with interest in a flat sum amount of
               $6,250, unsecured.                                                       -                   25,000
                                                                            ------------------  ------------------

              Total notes payable to related parties                                   105,000             155,000

              Less: Current Portion                                                   (105,000)           (155,000)
                                                                            ------------------  ------------------

              Long-Term Notes Payable to Related Parties                    $           -       $           -
                                                                            ==================  ==================

                            SYNDICATIONNET.COM, INC.

                           (Formerly Life2k.com, Inc.)
                 Notes to the Consolidated Financial Statements
                    September 30, 2000 and December 31, 1999


NOTE 8 -      GOING CONCERN

              The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $1,062,602 at September 30, 2000 which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 9 -      SUBSEQUENT EVENT

              On October 13, 2000, the Company entered into an Agreement and Plan of Merger, whereby Life2k.com, Inc. was acquired by Generation Acquisition Corporation, a public reporting company, as a wholly-owned subsidiary. Subsequently, Life2k.com, Inc. was merged with and into Generation Acquisition Corporation which simultaneously changed its name to Syndicationnet.com, Inc.

                            SYNDICATIONNET.COM, INC.

                   CONSOLIDATED PROFORMA FINANCIAL STATEMENTS

                               September 30, 2000

                                 C O N T E N T S


Consolidated Proforma Balance Sheet........................................... 3

Consolidated Proforma Statement of Operations................................. 5

Statement of Assumptions and Disclosures...................................... 6

                            SYNDICATIONNET.COM, INC.
                       Consolidated Proforma Balance Sheet
                               September 30, 2000
                                   (Unaudited)

                                                      ASSETS
                                                      ------

                                                                                     Proforma
                                                                 Generation        Adjustments
                                              Syndicationnet     Acquisition         Increase         Proforma
                                                .com, Inc.       Corporation        (Decrease)      Consolidated
                                             ----------------  ---------------   ---------------  ----------------

CURRENT ASSETS

   Cash and cash equivalents                 $         32,770  $           500   $        -       $         33,270
   Accounts receivable                                550,921           -                 -                550,921
                                             ----------------  ---------------   ---------------  ----------------

     Total Current Assets                             583,691              500            -                584,191
                                             ----------------  ---------------   ---------------  ----------------

FIXED ASSETS

   Office equipment                                     4,550           -                 -                  4,550
   Accumulated depreciation                            (2,503)          -                 -                 (2,503)
                                             ----------------  ---------------   ---------------  ----------------

     Total Fixed Assets                                 2,047           -                 -                  2,047
                                             ----------------  ---------------   ---------------  ----------------

     TOTAL ASSETS                            $        585,738  $           500   $        -       $        586,238
                                             ================  ===============   ===============  ================


                   See Summary of Assumptions and Disclosures.

                            SYNDICATIONNET.COM, INC.
                 Consolidated Proforma Balance Sheet (Continued)
                               September 30, 2000
                                   (Unaudited)

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                  ----------------------------------------------

                                                                                     Proforma
                                                                 Generation        Adjustments
                                              Syndicationnet     Acquisition         Increase         Proforma
                                                .com, Inc.       Corporation        (Decrease)      Consolidated
                                             ----------------  ---------------   ---------------  ----------------

CURRENT LIABILITIES

   Accounts payable                          $        812,440  $        -        $        -       $        812,440
   Accrued expenses                                    19,459           -                 -                 19,459
   Notes payable - related party                      105,000           -                 -                105,000
                                             ----------------  ---------------   ---------------  ----------------

     Total Current Liabilities                        936,899           -                 -                936,899
                                             ----------------  ---------------   ---------------  ----------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock: 20,000,000
    shares authorized of $0.0001
    par value, zero shares issued
    and outstanding                                    -                -                 -                 -
   Common stock: 120,000,000
    shares authorized of $0.0001
    par value, 10,656,750 shares
    issued and outstanding                              1,715              500            (1,149)            1,066
   Additional paid-in capital                         709,726              535               614           710,875
   Accumulated deficit                             (1,062,602)            (535)              535        (1,062,602)
                                             ----------------  ---------------   ---------------  ----------------

     Total Stockholders' Equity
      (Deficit)                                      (351,161)             500            -               (350,661)
                                             ----------------  ---------------   ---------------  ----------------

     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY
       (DEFICIT)                             $        585,738  $           500   $        -       $        586,238
                                             ================  ===============   ===============  ================


                   See Summary of Assumptions and Disclosures.

                            SYNDICATIONNET.COM, INC.
                  Consolidated Proforma Statement of Operations
                  For the Nine Months Ended September 30, 2000
                                   (Unaudited)

                                                                                     Proforma
                                                                 Generation        Adjustments
                                              Syndicationnet     Acquisition         Increase         Proforma
                                                .com, Inc.       Corporation        (Decrease)      Consolidated
                                             ----------------  ---------------   ---------------  ----------------

NET SALES                                    $      5,484,273  $        -        $        -       $      5,484,273

COST OF SALES                                       5,448,258           -                 -              5,448,258
                                             ----------------  ---------------   ---------------  ----------------

GROSS MARGIN                                           36,015           -                 -                 36,015
                                             ----------------  ---------------   ---------------  ----------------

OPERATING EXPENSES

   Depreciation                                           683           -                 -                    683
   General and administrative                         356,046           -                 -                356,046
                                             ----------------  ---------------   ---------------  ----------------

     Total Operating Expenses                         356,729           -                 -                356,729
                                             ----------------  ---------------   ---------------  ----------------

LOSS FROM OPERATIONS                                 (320,714)          -                 -               (320,714)
                                             ----------------  ---------------   ---------------  ----------------

OTHER INCOME (EXPENSE)

   Interest expense                                    (9,824)          -                 -                 (9,824)
                                             ----------------  ---------------   ---------------  ----------------

     Total Other Income (Expense)                      (9,824)          -                 -                 (9,824)
                                             ----------------  ---------------   ---------------  ----------------

NET LOSS                                     $       (330,538) $        -        $        -       $       (330,538)
                                             ================  ===============   ===============  ================


                   See Summary of Assumptions and Disclosures.

                            SYNDICATIONNET.COM, INC.
                     Summary of Assumptions and Disclosures


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Business Organization

              The accompanying proforma financial statements are prepared to present the acquisition of Syndicationnet.com, Inc. (formerly Life2K.com, Inc.) by Generation Acquisition Corporation to aid the user in understanding the acquisition. The proforma balance sheet is presented as though the acquisition took place on September 30, 2000 and the statement of operations as though the acquisition took place January 1, 2000.

              The financial statements presented are those of Syndicationnet.com, Inc. (formerly Life2k.com, Inc.) and its wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. (Kemper). Collectively, they are referred to herein as the "Company". Life2K was incorporated under the name of Algonquin Acquisition Corporation on March 22, 1999 under the laws of the State of Delaware to engage in any lawful act or activity. Effective August 16, 1999, Life2K issued 16,200,000 shares of its common stock and 60,000 shares of its preferred stock in exchange for the issued and outstanding stock of Kemper.

              Kemper was incorporated on December 28, 1987 under the state laws of Mississippi. Kemper was organized to procure, buy, sell and harvest forest products for treating poles, conventional lumber and wood products, a well as preserve and treat wood and forest products for sale in wholesale and retail markets.

              On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment under which it conditionally sold all of its assets as well as reassigned its lease related to its manufacturing enterprise. From that time, Kemper has acted as a retail broker, having eliminated virtually all of its manufacturing capacity.

              At the time of the acquisition of Kemper, Life2K was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Life2K's common stock for the common stock of Kemper resulted in the former stockholders of Kemper obtaining control of Life2K. Accordingly, Kemper became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Kemper with no adjustment to the basis of Kemper's assets acquired or liabilities assumed. For legal purposes, Life2K was the surviving entity.

              Generation Acquisition Corporation was incorporated in Delaware on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At September 30, 2000, the Company had not yet commenced any formal business operations, and in accordance with SFAS #7, was considered a development stage company.

                            SYNDICATIONNET.COM, INC.
                     Summary of Assumptions and Disclosures


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              b.  Proforma Adjustments

              The proforma financial statements have been prepared as though the acquisition of Syndicationnet.com, Inc. (formerly Life2K.com, Inc.) by Generation Acquisition Corporation occurred on January 1, 2000.

              1)  Additional paid-in capital                 $              614
                  Common stock                                           (1,149)
                  Accumulated deficit                                       535
                                                             ------------------

                                                             $           -
                                                             ==================

              To record the acquisition of Syndicationnet.com, Inc. (formerly Life2K.com, Inc.) through the issuance of 10,406,750 shares of common stock. In addition, to record the cancellation of 4,750,000 shares of Generation Acquisition Corporation that were previously outstanding.

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT
                     --------------------------------------


To the Board of Directors
SyndicationNet.com, Inc.
(Formerly Life2k.com, Inc.)
Falls Church, VA

We have reviewed the accompanying consolidated balance sheet of SyndicationNet.com, Inc. (formerly Life2k.com, Inc.) as of September 30, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the three months and nine months ended September 30, 2000. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of SyndicationNet.com, Inc. (formerly Life2k.com, Inc.) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended (not presented herein) and in our report dated April 17, 2000, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 1999 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has incurred significant losses which have resulted in an accumulated deficit and a deficit in stockholders' equity, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ & Associates, LLC
Salt Lake City, Utah
February 6, 2001

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 24. Indemnification of Directors and Officers

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Company's Certificate of Incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a Certificate of Incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director

          (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (3) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or

          (4) for any transaction from which the director derived an improper personal benefit.

     SyndicationNet's Certificate of Incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

     The following table sets forth SyndicationNet's expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


      Filing Fee--Securities and Exchange Commission.................. $  1.00
      Fees and Expenses of Accountants and legal counsel.............. $
      Blue Sky Fees and Expenses...................................... $
      Printing and Engraving Expenses................................. $
      Miscellaneous Expenses.......................................... $
                                                                       -------
      Total........................................................... $


Item 26. Recent Sales of Unregistered Securities

     Within the past three years, the Company has issued the following shares of its common stock, par value $.0001 (the "Shares"), for cash or services rendered to the Company and has granted the following warrants to purchase its common stock, absent registration under the Securities Act of 1933, as amended (the "Securities

Act") pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering except shares of common stock issued by Generation Acquisition Corporation prior to the stock exchange transaction and name change, which shares were issued in reliance on Rule 506 of the Securities Act. The following information is provided as calculated on a post-merger basis.

     Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of SyndicationNet's shareholders.

     In October 1995, the Company issued an aggregate of 9,780,000 (post merger) shares of its common stock to two individuals for services rendered in founding the Company. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In August 1999, the Company issued 6,250 shares of its common stock to one individual as payment for accrued interest as part of a loan agreement in which the Company borrowed $25,000. The Company believes that such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In September 1999, the Company issued 6,250 shares of its common stock to one individual for accrued interest as part of a loan agreement in which the Company borrowed $25,000. The Company believes that such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     On March 25, 1999, the Company issued 5,000,000 shares of its common stock to TPG Capital Corporation at par of which 4,750,000 shares were later redeemed at par. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In October 1999, the Company issued 12,500 shares of its common stock (pre-merger) to one individual at a purchase price of $1.00 per share. The Company also issued an aggregate of 50,000 shares of its common stock to five of its directors as compensation for their services. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In January 2000, the Company issued (i) 20,000 shares of its common stock to Cynthia White as compensation for accounting services rendered to the Company; (ii) 10,000 shares of its common stock to one entity upon the exercise of a certain option agreement to purchase 10,000 shares of the Company's common stock exercisable at $1.00; and (iii) issued 60,000 (pre-merger) shares of its common stock (post-split) upon the conversion of 60,000 shares of the Company's preferred stock issued to a consultant to the Company in 1995. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In March 2000, the Company issued 100,000 shares of its common stock to HTRG Consulting LLC as compensation for web hosting, web design and research services rendered to the Company. On March 21, 2000, the Company issued 84,000 shares of its common stock to Mark Solomon, a director of the Company, for a purchase price of $42,000. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     From February through August 2000, the Company issued an aggregate of 322,500 shares of its common stock to ten individuals for an aggregate purchase price of $227,500. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     On June 7, 2000, the Company issued 31,750 shares of its common stock to one individual in exchange for the cancellation of a $25,000 loan. The Company believes that such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     On October 16, 2000, the Company issued an aggregate of 60,000 shares of its common stock to five of its directors and its chief financial officer as compensation for services rendered to the Company. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In November 2000, the Company issued 50,000 shares of its common stock to HTRG Consulting LLC as compensation for web hosting, web design and research services rendered to the Company. The Company believes that such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In November and December 2000, the Company issued 34,000 shares of its common stock to 15 individual investors for an aggregate purchase price of $4,386. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 27. Exhibits and Financial Statement Schedules

 (a) Exhibits

3.1* Certificate of Incorporation, filed with the registration statement of Generation Acquisition Corporation on Form 10-SB (file No. 000-29701 filed with the Commission and incorporated herein by reference
3.2* By-Laws of the Company, filed with the registration statement of Generation Acquisition Corporation on Form 10-SB (file No. 000-29701) filed with the Commission and incorporated herein by reference
4.1* Agreement and Plan of Reorganization among Generation Acquisition Corporation, Life2K, Inc., and the shareholders of Life2K, Inc. filed on Form 8-K with the Commission on November 6, 2000 and incorporated herein by reference
4.2* Agreement and Plan of Merger between Generation Acquisition Corporation and Life2K Acquisition Corporation filed on Form 8-K with the Commission on November 6, 2000 and incorporated herein by reference
4.3 Consulting agreement between SyndicationNet.com, Inc. and Tri-State Metro Territories, Inc. dated September 19, 2000
5.1** Opinion of Cassidy & Associates
23.1  Consent of Accountants
23.2  Consent of Cassidy & Associates (included in Exhibit 5.1)
--------
*  Previously filed
** To be filed

(b)  Financial Statement Schedules

     None

Item 28. Undertakings.

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, SyndicationNet.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Falls Church, Virginia, on February 13, 2001.

                                SyndicationNet.com, Inc.

                                By: /s/ Vance Hartke, President and Director


                                By: /s/ Cynthia White,  Chief Financial
                                    Officer and Principal Accounting
                                    Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



       Signature                   Title                      Date
       ---------                   -----                      ----


/s/ Mark Griffith      Treasurer, Secretary and Director     February 13, 2001


/s/ Mark Solomon       Director                              February 13, 2001


/s/ Wayne Hartke       Director                              February 13, 2001


/s/ Howard B. Siegel   Director                              February 13, 2001